SCHEDULE 14A
RULE 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

April 8, 2004

Dear Stockholder:

      You are cordially invited to attend Starwood’s Annual Meeting of Stockholders, which is being held on Friday, May 7, 2004, at 10:00 a.m. (local time), at the W Chicago — City Center, 172 West Adams Street, Chicago, Illinois 60603-3604.

      At this year’s Annual Meeting, you will be asked to (i) elect three Directors, (ii) ratify the appointment of Ernst & Young LLP as Starwood’s independent auditors for 2004, (iii) approve Starwood’s 2004 Long-Term Incentive Compensation Plan and (iv) approve a proposed amendment to the Company’s charter to declassify the Board of Directors and provide for the annual election of Directors.

      Your vote is important. Whether you plan to attend the meeting or not, please complete, sign and return the enclosed proxy card promptly or authorize a proxy by telephone or over the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. If you decide to attend the meeting, you will be able to vote in person even if you have previously submitted your proxy.

      We appreciate your continued support and interest in Starwood.

Very truly yours,

Barry S. Sternlicht
Chairman and Chief Executive Officer

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

OF
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
A Maryland Corporation

DATE:	May 7, 2004
TIME:	10:00 a.m., local time
PLACE:	W Chicago — City Center 172 West Adams Street Chicago, Illinois 60603-3604
ITEMS OF BUSINESS:	1. To elect three Directors.
2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2004.
3. To approve the Company’s proposed 2004 Long-Term Incentive Compensation Plan.
4. To approve a proposed amendment to the Company’s charter to declassify the Board of Directors and provide for the annual election of Directors.
5. To transact such other business as may properly come before the meeting.
RECORD DATE:	Holders of record of the Company’s stock at the close of business on March 19, 2004 are entitled to vote at the meeting.
ANNUAL REPORT:	The Company’s 2003 Annual Report on Form 10-K, which is not a part of the proxy soliciting material, is enclosed.
PROXY VOTING:	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most stockholders can authorize a proxy over the Internet or by telephone. If Internet or telephone authorization is available to you, instructions are printed on your proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement. Your promptness will assist us in avoiding additional solicitation costs.

Kenneth S. Siegel
Corporate Secretary

April 8, 2004

White Plains, New York

WHO CAN HELP ANSWER YOUR QUESTIONS?

      If you have any questions about the Annual Meeting, you should contact:

Starwood Hotels & Resorts Worldwide, Inc.

1111 Westchester Avenue
White Plains, New York 10604
Attention: Investor Relations
Phone Number: 1-914-640-8100

      If you would like additional copies of this Proxy Statement, or if you have questions about the Annual Meeting or need assistance in voting your shares, you should contact:

D.F. King & Co., Inc.

77 Water Street
New York, New York 10005
Phone Number: 1-800-859-8511 (toll free)

ii

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

1111 Westchester Avenue
White Plains, NY 10604

PROXY STATEMENT

FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 7, 2004

THE ANNUAL MEETING AND VOTING — QUESTIONS AND ANSWERS

Why did I receive this Proxy Statement?

      Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Company” or “Starwood”), is sending this Proxy Statement to its stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Company’s 2004 Annual Meeting of Stockholders (the “Annual Meeting”), and at any postponement or adjournment of the Annual Meeting. We are first mailing the Notice of Annual Meeting, this proxy statement and accompanying form of proxy on April 8, 2004.

When and where will the Annual Meeting be held?

      The Annual Meeting will be held on May 7, 2004 at 10:00 a.m. (local time), at the W Chicago — City Center, 172 West Adams Street, Chicago, Illinois 60603-3604. If you plan to attend the Annual Meeting and have a disability or require special assistance, please contact the Company’s Investor Relations department at (914) 640-8100.

What proposals will be voted on at the Annual Meeting?

      At the Annual Meeting, the stockholders of the Company will consider and vote upon:

1.	The election of three Directors.

2.	The ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent auditors for 2004.

3.	Approval of the Company’s proposed 2004 Long-Term Incentive Compensation Plan (the “Proposed Plan”).

4.	Approval of a proposed amendment to the Company’s charter (the “Charter”) to declassify the Board of Directors and provide for the annual election of Directors (the “Proposed Amendment”).

5.	Such other business as may properly come before the meeting.

      The Board is not aware of any matter that will be presented at the Annual Meeting that is not described above. If any other matter is presented at the Annual Meeting, the persons named as proxies on the enclosed proxy card will, in the absence of stockholder instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their discretion on any such matter.

Who is entitled to vote at the Annual Meeting?

      If you were a stockholder of the Company at the close of business on March 19, 2004 (the “Record Date”), you are entitled to notice of, and to vote at, the Annual Meeting. You have one vote for each share of common stock of the Company (“Company Shares”) you held at the close of business on the Record Date on each matter that is properly submitted to a vote at the Annual Meeting, including Company Shares:

•	Held directly in your name as the stockholder of record,

•	Held for you in an account with a broker, bank or other nominee, and

•	Credited to your account in the Company’s Savings and Retirement Plan (the “Savings Plan”).

      On the Record Date there were 206,768,679 Company Shares outstanding and entitled to vote at the Annual Meeting and there were 25,990 record holders of Company Shares. The Company Shares are the only outstanding class of voting securities of the Company.

Who may attend the Annual Meeting?

      Only stockholders of record, or their duly authorized proxies, may attend the Annual Meeting. Since seating is limited, admission will be on a first-come, first-served basis. Registration and seating will begin at 9:00 a.m. To gain admittance, you must present valid picture identification, such as a driver’s license or passport. If you hold Company Shares in “street name” (through a broker or other nominee), you will also need to bring a copy of a brokerage statement (in a name matching your photo identification) reflecting your stock ownership as of the Record Date. If you are a representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are a representative of such stockholder.

      Please note that cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

How many Company Shares must be present to hold the Annual Meeting?

      The presence in person or by proxy of holders of a majority of the outstanding Company Shares entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Your Company Shares are counted as present at the meeting if you:

•	are present and vote in person at the Annual Meeting, or

•	have properly executed and submitted a proxy card, or authorized a proxy over the telephone or the Internet, prior to the Annual Meeting.

      Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

      If a quorum is not present when the Annual Meeting is convened, or if for any other reason the Board believes that the Annual Meeting should be adjourned, the Annual Meeting may be adjourned by the Chairman and Chief Executive Officer of the Company or other presiding officer. If a motion is made to adjourn the Annual Meeting, the persons named as proxies on the enclosed proxy card will have discretion to vote on such adjournment all Company Shares for which such persons have voting authority.

What are broker non-votes?

      If you have Company Shares that are held by a broker, you may give the broker voting instructions and the broker must vote as you directed. If you do not give the broker any instructions, the broker may vote at its discretion on all routine matters (i.e., election of Directors and the ratification of auditors). For non-routine matters (i.e., the Proposed Plan and the Proposed Amendment), however, the broker may NOT vote using its discretion. This is referred to as a broker non-vote.

How are abstentions, withheld votes and broker non-votes counted?

      Company Shares not voted due to withheld votes, abstentions or broker non-votes with respect to the election of a Director or the ratification of the appointment of auditors will not have any effect on the outcome of such matters. Withheld votes, abstentions and broker non-votes will have the effect of votes cast against the Proposed Plan unless holders of more than 50% of the Company Shares entitled to vote on the proposal cast votes either in person or by properly authorized proxy; in which event withheld votes, abstentions and broker non-votes will not have any effect on the outcome of the vote. Withheld votes, abstentions and broker non-votes will have the effect of votes cast against the Proposed Amendment.

How many votes are required to approve each proposal?

      Directors will be elected by a plurality of the votes cast at the Annual Meeting, either in person or represented by properly authorized proxy. This means that the three nominees who receive the largest number of “FOR” votes cast will be elected as Directors. Stockholders cannot cumulate votes in the election of Directors.

      Ratification of the appointment of Ernst & Young as the Company’s independent auditors requires “FOR” votes from a majority of the votes cast at the Annual Meeting, either in person or represented by properly authorized proxy. If a majority of the votes cast at the Annual Meeting vote “AGAINST” ratification of the appointment of Ernst & Young, the Board and the audit committee will reconsider its appointment.

      Approval of the Proposed Plan requires “FOR” votes from a majority of the votes cast at the Annual Meeting, either in person or by properly authorized proxy, provided that, the total votes cast on such proposal represents over 50% of the Company Shares entitled to vote on the proposal.

      Approval of the Proposed Amendment requires “FOR” votes from a majority of the votes entitled to be cast at the Annual Meeting, either in person or by properly authorized proxy.

How do I vote?

      You may vote in person at the Annual Meeting or you may authorize a proxy to vote on your behalf. There are three ways to authorize a proxy:

By Telephone:	By calling toll-free 1-800-PROXIES and following the instructions on the proxy card.
By Internet:	By following the instructions on the proxy card.
By Mail:	By signing, dating and mailing the enclosed proxy card.

      If you authorize a proxy by telephone or the Internet, you should not return your proxy card.

      Each Company Share represented by a properly completed written proxy or properly authorized proxy by telephone or over the Internet will be voted at the Annual Meeting in accordance with the stockholder’s instructions specified in the proxy, unless such proxy has been revoked. If no instructions are specified, such Company Shares will be voted FOR the election of each of the nominees for Director, FOR ratification of the appointment of Ernst & Young as the Company’s independent auditors for 2004, FOR the Proposed Plan and FOR the Proposed Amendment.

      If you participate in the Savings Plan and have contributions invested in Company Shares, the proxy card will serve as a voting instruction for the trustee of the Savings Plan. You must return your proxy card to the transfer agent on or prior to May 4, 2004. If your proxy card is not received by the transfer agent by that date or if you sign and return your proxy card without instructions marked in the boxes, the trustee will vote your Company Shares in the same proportion as other Company Shares held in the Savings Plan for which the trustee received timely instructions.

How can I revoke a previously submitted proxy?

      You may revoke (cancel) a proxy at any time prior to exercise of such proxy by (i) giving written notice of revocation to the Corporate Secretary of the Company with a date later than the date of the previously submitted proxy, (ii) properly authorizing a new proxy with a later date by mail, telephone or Internet, or (iii) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy. Any notice of revocation should be sent to: Starwood Hotels & Resorts Worldwide, Inc., 1111 Westchester Avenue, White Plains, New York 10604, Attention: Corporate Secretary.

What does it mean if I receive more than one proxy card?

      If you receive more than one proxy card, it means your Company Shares are not all registered in the same way (for example, some are in your name and others are jointly with a spouse) and are in more than one account. Please sign and return all proxy cards you receive to ensure that all Company Shares held by you are voted.

How does the Board recommend that I vote?

      The Board recommends that you vote FOR each of the Director nominees, FOR ratification of the appointment of Ernst & Young as the Company’s independent auditors for 2004, FOR the Proposed Plan and FOR the Proposed Amendment.

CORPORATE GOVERNANCE

      The Company has adopted Corporate Governance Guidelines, which are posted on our website at www.starwoodhotels.com/corporate/investor relations.html, to address significant corporate governance issues. The Guidelines provide a framework for the Company’s corporate governance and cover topics including, but not limited to, Board and committee composition, Director share ownership guidelines, and Board evaluations. The Corporate Governance Committee is responsible for overseeing and reviewing the Guidelines and reporting and recommending to the Board any changes to the Guidelines.

      The charters for our Audit Committee, Compensation and Option Committee, Governance Committee and Nominating Committee are posted on our website at www.starwoodhotels.com/ corporate/ investor relations.html.

      The Company has adopted a Finance Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer, Corporate Controller, Controller Hotel Operations, Corporate Treasurer, Senior Vice President — Taxes and persons performing similar functions. The Finance Code of Ethics is posted on our website at www.starwoodhotels.com/corporate/investor relations.html. We intend to post amendments to, and waivers from, the Finance Code of Ethics that require disclosure under applicable Securities and Exchange Commission (the “SEC”) rules on our website. In addition, the Company has a Code of Conduct applicable to all employees that addresses the legal and ethical issues employees may encounter in carrying out their duties and responsibilities. Employees are required to report any conduct they believe to be a violation of the Code of Conduct. The Code of Conduct is posted on our website at www.starwoodhotels.com/ corporate/ investor relations.html.

      You may obtain a free copy of any of these posted documents by sending a letter to our Investor Relations Department, 1111 Westchester Avenue, White Plains, New York 10604. Please note that the information on our website is not incorporated by reference in this Proxy Statement.

      The Company has a Disclosure Committee, comprised of certain senior executives, to design, establish and maintain the Company’s internal controls and other procedures with respect to the preparation of periodic reports filed with the SEC, earnings releases and other written information that the Company will disclose to the investment community (the “Disclosure Documents”). The Disclosure Committee evaluates the effectiveness of the Company’s disclosure controls and procedures on a regular basis and maintains written records of the disclosure controls and procedures followed in connection with the preparation of Disclosure Documents. The Company will continue to monitor developments in the law and stock exchange regulations and will adopt new procedures consistent with new legislation or regulations.

      The Board makes an annual determination as to the independence of the Directors. No Director will be deemed to be independent unless the Board affirmatively determines that the Director has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. The Board observes all criteria for independence established by the New York Stock Exchange (the “NYSE”) listing standards and other governing laws and regulations. In its annual review of Director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships each Director may have with the Company. As a result of its annual review, the Board has determined that all of the Directors, with the exception of Mr. Sternlicht, are independent directors. Mr. Sternlicht is not independent since he is the Chairman and Chief Executive Officer of the Company. None of the other Directors has a relationship with the Company, except for Senator George Mitchell, who is retiring effective as of the Annual Meeting. Senator Mitchell has a relationship with the Company since the Company does business with Piper Rudnick LLP, the law firm in which Senator Mitchell is a partner. The Board determined that this relationship is not material and it does not interfere with Senator Mitchell’s independence because Senator Mitchell does not choose which matters, if any, are given to Piper Rudnick, Senator Mitchell does not personally provide any legal services to the Company, the fees paid to Piper Rudnick are approximately .1% of the firm’s gross revenues and Piper Rudnick is one of numerous law firms in the United States and abroad that provided legal services to the Company in 2003.

      The Board does not currently have a “lead” Director. Unless the Company appoints a lead Director, the Chairman of the Governance Committee serves as the lead director at the executive meetings of the Board. Senator Mitchell served as the Chairman of the Governance Committee in 2003 and will serve until the Annual Meeting. Effective as of the Annual Meeting, Steven Quazzo will serve as the Chairman of the Governance Committee.

      The Company has adopted a policy which requires the Audit Committee to approve the hiring of any current or former employee (within the last 5 years) of our independent public accountants into any position (i) as a Manager or higher, (ii) in our accounting or tax departments, (iii) where the hire would have access to our financial systems, or (iv) where the hire would be in a policy setting position. When undertaking its review, the Audit Committee considers applicable laws, regulations and related commentary regarding the definition of “independence” for independent public accountants.

      The Board has a policy under which Directors who are not employees of the Company and its subsidiaries may not stand for re-election after reaching the age of 72. Under this policy, Directors who are employees of the Company must retire from the Board upon their retirement from the Company.

      The Company expects all Directors to attend the Annual Meeting, but from time to time, other commitments prevent all Directors from attending each meeting. All Directors attended the most recent annual meeting of stockholders, which was held on May 9, 2003.

      The Company has adopted a policy which permits stockholders to contact the Board of Directors. If you are a stockholder and would like to contact the Board of Directors you may send a letter to the Board of Directors, c/o the Corporate Secretary, 1111 Westchester Avenue, White Plains, New York 10604. You should specify in the letter that you are a stockholder. If the correspondence contains complaints about Starwood’s accounting, internal or auditing matters, the Corporate Secretary will forward that correspondence to a member of the Audit Committee. If the correspondence concerns other matters, the Corporate Secretary will forward the correspondence to the Director to whom it is addressed or that is otherwise appropriate under the circumstances, attempt to handle the inquiry directly, for example where it is a request for information or a stock-related matter; or not forward the communication if it is primarily commercial in nature or relates to an improper or irrelevant topic. At each regularly scheduled Board meeting, the Corporate Secretary or his/her designee will present a summary of all stockholder communications received since the last meeting that were not forwarded and shall make those communications available to the Directors upon request. This policy is also posted on the Company’s website at http://starwoodhotels.com/ corporate/ investor relations.html.

      The Company indemnifies its Directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our By-laws, and we have also signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.

ELECTION OF DIRECTORS

      Under our Charter, each of our Directors is currently elected for a three-year term. The Board’s ten Directors are divided into three classes. One class is elected at each annual meeting of stockholders to serve for a three-year term and until successor Directors are duly elected and qualified.

      At the Annual Meeting, stockholders will also vote on a proposal to approve the Proposed Amendment to elect all directors on an annual basis. If the Proposed Amendment is approved, each nominee for Director whose terms would otherwise expire at the 2007 annual meeting (and each Director who was previously elected at the 2003 annual meeting) has agreed to resign effective at the 2005 annual meeting. Hence, beginning with the 2005 annual meeting, each of our Directors would then stand for election for a one-year term and until each Director’s successor is duly elected and qualified.

      At the Annual Meeting, the terms of four Directors are expiring. Three Directors have been nominated for election at the Annual Meeting and one Director is retiring. Each Director nominated for election at the Annual Meeting would, upon election, serve as a Director of the Company for a three-year term expiring at the annual meeting of stockholders in 2007 (unless the Proposed Amendment is approved in which case such Directors would be up for election again in 2005) and until a successor Director is duly elected and qualified. The other seven Directors are not up for election this year.

      Senator George J. Mitchell, whose term is expiring this year, will not be standing for reelection at the Annual Meeting. Senator Mitchell has served on our Board since 1997 and has served as the chairman of our Governance Committee since its creation in 2001. We would like to thank Senator Mitchell for his long and faithful service on our Board and wish him well in his future endeavors.

      If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of Directors to be elected at the meeting.

Directors Nominated this Year for Terms Expiring in 2007

      Eric Hippeau, 52, has been Managing Partner of Softbank Capital Partners, a technology venture capital firm, since March 2000. Mr. Hippeau served as Chairman and Chief Executive Officer of Ziff-Davis Inc., an integrated media and marketing company, from 1993 to March 2000 and held various other positions with Ziff-Davis from 1989 to 1993. Mr. Hippeau is a director of Yahoo! Inc. Mr. Hippeau has been a Director of the Company and a Trustee of Starwood Hotels & Resorts, a real estate investment trust and subsidiary of the Company (the “Trust”), since April 1999.

      Daniel W. Yih, 45, has been a Principal and Chief Operating Officer with GTCR Golder Rauner, LLC, a private equity firm, since September 2000. From June 1995 until March 2000, Mr. Yih was a general partner of Chilmark Partners, L.P., a private equity firm. Mr. Yih has been a Director of the Company since August 1995 and a Trustee of the Trust since April 1999.

      Kneeland C. Youngblood, 48, has been a managing partner of Pharos Capital Group, L.L.C., a private equity fund focused on technology companies, business service companies and health care companies, since January 1998. From July 1985 to December 1997 he was in private medical practice. He is a director of the American Advantage Funds, a mutual fund company managed by AMR Investments, an investment affiliate of American Airlines. Mr. Youngblood has been a Director of the Company and a Trustee of the Trust since April 2001.

      The Board unanimously recommends a vote FOR election of these nominees.

Directors with Terms Expiring in 2005

      Charlene Barshefsky, 53, has been Senior International Partner at the law firm of Wilmer Cutler Pickering LLP Washington, D.C. since September 2001. From March 1997 to January 2001, Ambassador Barshefsky was the United States Trade Representative, the chief trade negotiator and principal trade policy maker for the United States and a member of the President’s Cabinet. Ambassador Barshefsky is a director of

The Estee Lauder Companies, Inc., American Express Company and Intel Corporation. She has been a Director of the Company and a Trustee of the Trust since October 2001.

      Bruce W. Duncan, 52, has been Chief Executive Officer and a Trustee of Equity Residential, the largest publicly traded apartment company in the United States since April 2002. From April 2000 until March 2002 he was a private investor. From December 1995 until March 2000, Mr. Duncan served as Chairman, President and Chief Executive Officer of The Cadillac Fairview Corporation Limited, a real estate operating company. Mr. Duncan is a director of The Rouse Company. Mr. Duncan has been a Director of the Company since April 1999 and a Trustee of the Trust since August 1995.

      Stephen R. Quazzo, 44, has been the Managing Director, Chief Executive Officer and co-founder of Transwestern Investment Company, L.L.C., a real estate principal investment firm, since March 1996. From April 1991 to March 1996, Mr. Quazzo was President of Equity Institutional Investors, Inc., a subsidiary of Equity Group Investments, Inc., a Chicago-based holding company controlled by Samuel Zell. Mr. Quazzo has been a Director of the Company since April 1999 and a Trustee of the Trust since August 1995.

Directors with Terms Expiring in 2006

      Jean-Marc Chapus, 44, has been Group Managing Director and Portfolio Manager of Trust Company of the West, an investment management firm, and President of TCW/ Crescent Mezzanine L.L.C., a private investment fund, since March 1995. Mr. Chapus is a director of MEMC Electronic Materials, Inc. Mr. Chapus has been a Director of the Company since April 1999 and a Trustee the Trust since November 1997. Mr. Chapus was also a Director of the Company from August 1995 to November 1997.

      Thomas O. Ryder, 59, has been Chairman of the Board, Chief Executive Officer and a Director of The Reader’s Digest Association, Inc. since April 1998. Mr. Ryder was President, American Express Travel Related Services International, a division of American Express Company, which provides travel, financial and network services, from October 1995 to April 1998. In addition, he is a director of Amazon.com, Inc. Mr. Ryder has been a Director of the Company and a Trustee of the Trust since April 2001.

      Barry S. Sternlicht, 43, has been the Chairman and Chief Executive Officer of the Company since September 1997 and January 1999, respectively. Mr. Sternlicht has served as Chairman and Chief Executive Officer of the Trust since January 1995. Mr. Sternlicht also has been the President and Chief Executive Officer of Starwood Capital Group, L.L.C. (“Starwood Capital”) and its predecessor entities since its formation in 1991. Mr. Sternlicht was Chief Executive Officer of iStar Financial, Inc. (“iStar”), a publicly held real estate investment firm, from September 1996 to November 1997 and served as the Chairman of the Board of Directors of iStar from September 1996 to April 2000.

Board Meetings and Committees

      The Board of Directors held twenty-one meetings during 2003. In addition to meetings of the full Board, Directors attended meetings of individual Board committees. Each Director attended at least 75% of the total number of meetings of the full Board and committees on which they serve.

      The Board has established Audit, Compensation and Option, Corporate Governance, Executive and Nominating Committees, the principal functions of which are described below. As part of its continuing efforts to evaluate and improve corporate governance procedures for the Company, and since the Board believes that evaluation of Directors’ performance and the evaluation and recommendation of candidates for election to the Board are integral elements of corporate governance, the Board of Directors has determined to consolidate the functions of the Corporate Governance Committee and Nominating Committee. Effective as of the Annual Meeting, the Nominating Committee will be dissolved and its functions will be taken on by the Governance Committee which will be renamed the Governance and Nominating Committee. We will post the charter of the Governance and Nominating Committee on our website at www.starwoodhotels.com/ corporate/ investor relations.html on the date of the Annual Meeting.

      Audit Committee. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), is currently comprised of Messrs. Yih (chairman), Quazzo and Ryder, all of whom are “independent” Directors, as determined by the Board in accordance with the NYSE listing requirements and as defined by federal securities laws. The Board has determined that Messrs. Yih and Ryder are “audit committee financial experts” under federal securities laws and has adopted a written charter for the Audit Committee. The Audit Committee provides oversight regarding accounting, auditing and financial reporting practices of the Company. The Audit Committee selects, subject to the approval of the Board, the firm of independent public accountants to serve as auditors with whom it discusses the scope and results of their audit. The Audit Committee also discusses with the independent public accountants and with management, financial accounting and reporting principles, policies and practices and the adequacy of the Company’s accounting, financial, operating and disclosure controls. The Audit Committee met ten times during 2003.

      Compensation and Option Committee. The Compensation and Option Committee is currently comprised of Messrs. Hippeau (chairman), Chapus and Youngblood, all of whom are “independent” Directors, as determined by the Board in accordance with the NYSE listing requirements. The Compensation and Option Committee makes recommendations to the Board with respect to the salaries and other compensation to be paid to the Company’s executive officers and other members of senior management and administers the Company’s employee benefits plans, including the Company’s Long-Term Incentive Compensation Plans. The Compensation and Option Committee met ten times during 2003.

      Corporate Governance Committee. The Corporate Governance Committee is currently comprised of Senator Mitchell (chairman), Ambassador Barshefsky and Messrs. Ryder and Youngblood, all of whom are “independent” Directors, as defined by the NYSE listing requirements. The Corporate Governance Committee was established in April 2001 to oversee compliance with the Company’s corporate governance standards and to assist the Board in fulfilling its oversight responsibilities. The Corporate Governance Committee establishes, or assists in the establishment of, the Company’s governance policies (including policies that govern potential conflicts of interest) and monitors and advises the Company as to compliance with those policies. The Corporate Governance Committee reviews, analyzes, advises and makes recommendations to the Board with respect to situations, opportunities, relationships and transactions that are governed by such policies, such as opportunities in which a Director or officer has a personal interest. The Corporate Governance Committee met fifteen times during 2003.

      Nominating Committee. The Nominating Committee is currently comprised of Messrs. Duncan (chairman) and Chapus and Senator Mitchell, all of whom are “independent” Directors, as determined by the Board in accordance with the NYSE listing requirements. The Nominating Committee is responsible for making recommendations for candidates for the Board of Directors, taking into account nominations made by officers, directors, employees and stockholders, recommending Directors for service on Board committees, developing and reviewing background information for candidates, making recommendations to the Board for changes to the Corporate Governance Guidelines as they pertain to the nomination or qualifications of directors or the size of the Board, if applicable. The Nominating Committee met three times during 2003.

      There are no firm prerequisites to qualify as a candidate for the Board, although the Board seeks a diverse group of candidates who possess the background, skills and expertise relevant to the business of the Company or candidates that possess a particular geographical or international perspective. The Board looks for candidates with qualities that include strength of character, an inquiring and independent mind, practical wisdom and mature judgment. The Board seeks to insure that at least two-thirds of the directors are independent under the Company’s Governance Guidelines (or at least a majority are independent under the rules of the NYSE), and that members of the Company’s audit committee meet the financial literacy requirements under the rules of the NYSE and at least one of them qualifies as an “audit committee financial expert” under applicable federal securities laws. Annually the Nominating Committee reviews the qualifications and backgrounds of the Directors, the overall composition of the Board, and recommends to the full Board the slate of Directors to be recommended for nomination for election at the annual meeting of stockholders.

      The Board does not believe that its members should be prohibited from serving on boards and/or committees of other organizations, and the Board has not adopted any guidelines limiting such activities.

However, the Governance and Nominating Committee and the full Board will take into account the nature of and time involved in a Director’s service on other boards in evaluating the suitability of individual Directors and making its recommendations to Company stockholders. Service on boards and/or committees of other organizations should be consistent with the Company’s conflict of interest policies.

      The Governance and Nominating Committee may from time-to-time utilize the services of a search firm to help identify candidates for Director who meet the qualifications outlined above.

      The Governance and Nominating Committee will consider candidates nominated by stockholders. Under the Company’s By-laws, these nominations must be made in writing, delivered or mailed by first class United States mail, postage prepaid, to the Corporate Secretary, 1111 Westchester Avenue, White Plains, New York 10604, and be received by the Corporate Secretary not later than the close of business on the 75th day nor earlier than the close of business on the 100th day prior to the first anniversary of the preceding year’s annual meeting. In accordance with the Company’s By-laws, such notice shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, and a statement as to the qualification of each nominee; (ii) the principal occupation or employment of each such nominee, (iii) the number of Company Shares which are beneficially owned by each such nominee and by the nominating stockholder, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Although it has no formal policy regarding stockholder nominees, the Governance and Nominating Committee believes that stockholder nominees should be reviewed in substantially the same manner as other nominees.

      The Company provides a comprehensive orientation for all new Directors. It includes a corporate overview, one-on-one meetings with senior management and an orientation meeting. In addition, all Directors are given written materials providing information on the Company’s business.

      Executive Committee. The Executive Committee is currently comprised of Messrs. Sternlicht and Duncan. To the extent permitted by law, the Executive Committee is authorized to exercise the power of the Board with respect to the management of the business and affairs of the Company between meetings of the Board, except that the Executive Committee may not authorize dividends on stock, issue stock except in the limited circumstances permitted by statute, recommend to the stockholders any action which requires stockholder approval, amend the Company’s Bylaws or approve any merger or share exchange not requiring stockholder approval. During 2003, the Executive Committee met frequently on an informal basis.

Compensation of Directors

      Company employees who are Directors of the Company receive no fees for their services as Directors. Non-employee Directors receive separate compensation for their service. That compensation includes:

Annual Fee:	$50,000 per Director, payable in four equal installments of Company Shares and class B shares of beneficial interest (“Class B Shares”) of the Trust that are attached and traded together (collectively, the “Shares”) (based on the market value of a Share on the preceding December 31). A Director may elect to receive up to one half of the Annual Fee in cash and may defer (at an annual interest rate of LIBOR plus 1 1/2% for deferred cash amounts) any or all of the Annual Fee payable in cash. A Director may also elect to defer to a deferred unit account any or all of the Annual Fee payable in Shares. Directors serving as members of the Audit Committee receive an additional annual fee of $10,000 ($20,000 for the chairman of the Audit Committee).

Attendance Fees:	$750 for each Board meeting ($500 in the case of a telephonic meeting). For committees other than the Audit Committee, $500 for each committee meeting ($1,000 for the chairman of a committee). For the Audit

Committee, $3,000 for each meeting ($4,000 for the chairman of the Audit Committee). Expenses related to attendance.

Options:	Annual grants of options for 4,500 Shares under the Company’s long-term incentive plan.

Starwood Preferred Guest Program (1)Points and Rooms:	Annual grants of 250,000 Starwood Preferred Guest Points and eighteen free nights in the Company’s hotels.

(1)	The Starwood Preferred Guest Program is the Company’s loyalty program under which points are redeemable for hotel stays and other goods and services offered under the program.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act, requires that our Directors and executive officers, and persons who own more than ten percent of the outstanding Shares, file with the SEC (and provide a copy to the Company) certain reports relating to their ownership of Shares.

      To the Company’s knowledge, based solely on a review of the copies of these reports furnished to the Company for the fiscal year ended December 31, 2003, and written representations from our Directors and executive officers that all Section 16(a) filing requirements were complied with for the most recent fiscal year, except that Messrs. Hankin and Yih each failed to timely file one Form 4 with respect to one transaction.

CHANGE IN INDEPENDENT AUDITORS

      The Audit Committee annually considers and recommends to the Board the selection of the Company’s independent auditors. As recommended by the Audit Committee, on April 5, 2002, the Board decided to no longer engage Arthur Andersen LLP (“Andersen”) as the Company’s independent auditors and engaged Ernst & Young to serve as the Company’s independent auditors for 2002. This determination was based on an extensive evaluation of the Andersen relationship and a review of proposals from major accounting firms. The decision reflected the Chief Financial Officer’s and the Audit Committee’s judgment as to which firm was best suited to deliver independent audits to the Company in light of relevant factors such as the firm’s depth of experience, experience in the hotel and leisure business, breadth of resources, commitment to provide exceptional service and ability to handle transition issues.

      During the year ended December 31, 2001, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Ernst & Young audited the Company’s financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 and re-audited the Company’s financial statements for fiscal years ended December 31, 2001 and December 31, 2000 to enable the Company to register certain debt securities requiring new disclosures in a note to the financial statements relating to a subsidiary guarantor.

      The audit reports of Andersen on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two fiscal years and interim period preceding April 5, 2002.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board has appointed and is requesting ratification by stockholders of the appointment of Ernst & Young as the Company’s independent auditors. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. If the appointment of Ernst & Young is not ratified, the Board and the Audit Committee will reconsider the selection of independent auditors.

      The Board unanimously recommends a vote FOR ratification of the appointment of Ernst & Young as the Company’s independent auditors for 2004.

PROPOSED LONG-TERM INCENTIVE COMPENSATION PLAN

      The Board has adopted unanimously, and recommends that the stockholders approve, the Company’s proposed 2004 Long-Term Incentive Compensation Plan (the “Proposed Plan”). The Proposed Plan will become effective upon approval of the stockholders and will replace the Company’s 2002 Long-Term Incentive Compensation Plan (the “2002 LTIP”). The following description of the material features of the Proposed Plan is a summary and is qualified in its entirety by reference to the Proposed Plan, a copy of which is attached to this Proxy Statement as Annex A.

      As of March 15, 2004:

•	the Company had outstanding options for 42,088,623 Shares with a weighted average exercise price of $34.15 per Share and a weighted average term to expiration of 6.29 years,

•	1,150,784 Shares of restricted stock issued under benefit plans were outstanding (including 132,879 Shares of restricted stock issued at the election of participants pursuant to the Company’s Annual Incentive Plan in lieu of $3,351,721 of cash bonuses), and

•	Options for 1,731,206 Shares were available for issuance under the 2002 LTIP.

Purpose of Proposed Plan

      The objectives of the Proposed Plan are to (i) attract and retain employees, Directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and other individuals who are eligible to participate in the Proposed Plan with those of stockholders. Any employee of the Company (including an officer) as well as any other natural person, including a Director and a consultant or advisor who provides bona fide services to the Employer not in connection with the offer or sale of securities in a capital-raising transaction may, at the discretion of the Compensation and Option Committee, be a participant in the Proposed Plan.

Description of Proposed Plan

      General. The Proposed Plan will be administered by the Compensation and Option Committee of the Board or such other committee (the “Committee”) consisting of two or more members as may be appointed by the Board to administer the Proposed Plan. So long as Shares are traded on the NYSE, all of the members of the Committee shall be independent directors within the meaning of the NYSE’s Corporate Governance Standards. If any member of the Committee does not qualify as (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a subcommittee of the Committee shall be appointed to grant awards to named executive officers and to officers who are subject to Section 16 of the Exchange Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in this summary shall include and, as appropriate, apply to any such subcommittee. Subject to the requirement that stockholder approval be obtained for certain amendments, the Proposed Plan may be amended by the Committee in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously granted under the Proposed Plan, unless the participants affected provide their written consent.

      Under the Proposed Plan, participants may be granted stock, stock options, stock appreciation rights (“SARs”), restricted stock/units, and performance shares/units. The number of Shares that may be awarded under the Proposed Plan is fifty-two million (52,000,000) (the “General Award Pool”). In addition, one hundred and fifty thousand (150,000) Shares shall be available for stock awards that are issued in lieu of cash at a Director’s election in payment of a portion of the annual Directors’ fees (the “Directors’ Fee Pool”). Upon approval of this Plan by the stockholders of the Company, no further grants may be made under the 2002 LTIP, but Shares available under the 2002 Plan that have not been used for awards under the 2002 Plan may be used for Awards under the Proposed Plan, but only in the form of Options, and such Shares shall not be charged against the Award Pools.

      Each Option awarded (including Purchased Options described in Section 5.9 of the Proposed Plan) shall be counted as one Share subject to an Award and deducted from the General Award Pool.

      Each share of restricted stock, each restricted stock unit and each share of a stock award, excluding stock awards issued from the Directors’ Fee Pool, shall be counted as 2.8 Shares subject to an award and deducted from the General Award Pool. However, to the extent a participant receives restricted stock in lieu of all or part of a cash bonus, the deduction from the General Award Pool shall be reduced by a percentage that equals the percentage of the award’s value at grant that is paid for by the participant (but only to the extent the receipt of restricted stock is at the participant’s election).

      Each share of a stock award issued from the Directors’ Fee Pool shall count as one Share against the Directors’ Fee Pool and shall not be charged against the General Award Pool, provided that if there are no longer Shares available under the Directors’ Fee Pool, such awards may be deducted from the General Award Pool.

      Each performance share awarded that may be settled in Shares shall be counted as 2.8 Shares subject to an award and deducted from the General Award Pool. Each performance unit awarded that may be settled in Shares shall be counted as a number of Shares subject to an award, with the number determined by dividing the value of the performance unit at grant by the fair market value of a Share at grant and then multiplying the result by 2.8. Performance shares and units that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a reduction in any Award Pool.

      Each SAR that may be settled in Shares shall be counted as one Share subject to an award and deducted from the General Award Pool. SARs that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a reduction in any Award Pool. In addition, if an SAR is granted in connection with an stock option and the exercise of the SAR results in the loss of the option right, the Shares that otherwise would have been issued upon the exercise of such related stock option shall not result in a reduction in any Award Pool.

      If Shares subject to awards granted under the Proposed Plan, 2002 LTIP or any prior Company long-term incentive plan (collectively with the 2002 LITP, a “Prior Plan”) are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of restricted stock or a restricted stock unit or the termination, expiration or cancellation of an option, SAR, performance share or performance unit, that number of Shares (taking into account any adjustment applicable in charging newly issued awards under the Proposed Plan) shall be added to the number of Shares available for grant under the Proposed Plan’s General Award Pool. If the option price, purchase price and/or withholding obligation under an award is satisfied by the Company retaining Shares or Shares tendered by the Participant, only the number of Shares issued net of the Shares so retained or tendered shall be deemed delivered for purposes of determining reduction in the applicable Award Pool, if the related award was originally granted under the Proposed Plan. If the related Award was originally granted under a Prior Plan, the Shares so retained or tendered shall be added to the General Award Pool.

      In addition, the Company can replenish the number of Shares available under the General Award Pool through repurchases of its existing Shares, but only to the extent that the cost of the repurchases are offset by: (i) the cash proceeds received by the Company upon the exercise or purchase of any award granted under the Proposed Plan or a Prior Plan; and (ii) the tax savings available to the Company in connection with such an award becoming taxable to a participant (provided that the repurchase and the exercise or taxability occurs after the date the Proposed Plan is approved by stockholders).

      The Committee will determine the individuals to whom awards will be granted, the number of Shares subject to an award, and the other terms and conditions of an award. Except to the extent the Committee determines that an award shall not comply with the performance-based compensation provisions of Code Section 162(m), the maximum number of options and SARs that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant shall be five million (5,000,000), the maximum number of Shares of restricted stock that may be granted pursuant to awards in any one fiscal year to any one participant shall be five hundred thousand (500,000) Shares, and the maximum grant of performance shares and units (valued as of the grant date) that may be granted in any one fiscal year to any one participant shall equal the value of two million (2,000,000) Shares. The Committee may provide in the agreements relating to awards under the Proposed Plan for automatic accelerated vesting and other rights upon the occurrence of a change in control or upon the occurrence of other events as may be specified in such agreements.

      Stock Options. The number of Shares subject to a stock option, the exercise price of a stock option (which shall be at least the fair market value of a Share on the date of grant) and the period of exercise (including upon termination of employment) will be determined by the Committee and set forth in an option agreement; provided that no option will be exercisable more than eight years after the date of grant.

      Options granted under the Proposed Plan shall be exercisable at such times and be subject to restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by a participant. The Committee shall determine and set forth in the option agreement the extent to which options are exercisable after termination of employment. The Committee may provide for deferral of option gains related to an exercise. The option price upon exercise shall be paid to the Company in full, whether (a) in cash, (b) in a cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate fair market value at the time of exercise equal to the total option price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) and (c). The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Proposed Plan’s purpose and applicable law. No certificate representing a Share shall be delivered until the full option price has been paid.

      SARs. SARs granted under the Proposed Plan would entitle the grantee to receive an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the fair market value of a Share on the day the SAR is exercised over the specified purchase price. SARs may be granted in tandem with a related stock option or independently. If an SAR is granted in tandem with a stock option, the grantee may exercise the stock option or the SAR, but not both. The Committee shall determine and set forth in the award agreement the extent to which SARs are exercisable after termination of employment.

      Restricted Stock/ Unit. The restricted stock/unit agreement shall set forth the terms of the award, as determined by the Committee, including the purchase price, if any, to be paid for such restricted stock/unit, which may be more than, equal to, or less than fair market value of a Share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the restricted stock/unit such as continued service or achievement of performance goals; the length of the restriction period and whether any circumstances, such as death, disability, or a change in control, will shorten or terminate the restriction period; and the rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock, or to receive dividend equivalents in the case of restricted stock units that accrue dividend equivalents. Subject to special rules for restricted stock granted in lieu of cash bonus and to shortening the length of the restriction period upon the occurrence of certain circumstances, such as death, disability, or a change in control, or upon the achievement of performance goals, all grants of restricted stock/units shall have a restriction period of at least three (3) years. This minimum restriction period shall not apply to restricted stock/unit awards issued in lieu of all or part of a cash bonus payment otherwise payable to the participant, whether or not such award is mandatory or at the election of the participant. Restricted stock/unit awards issued in lieu of cash bonus amounts shall be subject to a restriction period of not more than two (2) years, with rights to fifty percent (50%) of the award after one (1) year, and the award value shall equal not more than one hundred thirty-three and one-third percent (133 1/3%) of the amount of the participant’s cash bonus that is replaced.

      Performance Shares and Units. Performance shares and units are awards granted in terms of a stated potential maximum number of Shares or units, with the actual number and value earned to be determined by reference to the satisfaction of performance targets established by the Committee. Such awards may be granted subject to any restrictions deemed appropriate by the Committee. Except as otherwise provided in an agreement relating to performance shares or units, a grantee shall be entitled to receive any dividends declared with respect to Shares earned that have not yet been distributed to the grantee and shall be entitled to exercise full voting rights with respect to such Shares.

      Performance Measures. For awards under the Proposed Plan that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure or measures to be used for purposes of such awards shall be chosen from among the following: net income, earnings per share, consolidated pre-tax income, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross operating margins, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on invested capital, total stockholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, inventory turnover ratio, stock price, and/ or unit cost. The Committee can establish other performance measures for awards granted to participants that are not named executive officers as defined in the Exchange Act.

      Director Awards. On each date that the Company makes its regular, annual grant of Options to employees, each non-employee director will be granted a stock option to purchase 4,500 Shares (prorated as provided in the Proposed Plan for directors first elected to serve as a director after such date), at an exercise price equal to 100% of the fair market value of a Share on the date the option is granted. Each option granted to such directors shall be fully exercisable on and after the date of grant and expire eight years after the date of grant.

      On the last day of March, June, September, and December of each calendar year, each non-employee director will be awarded, on a current or deferred basis, a number of Shares equal to one-quarter of $50,000 divided by the fair market value of a Share on the immediately preceding December 31; provided that the number of Shares issued in payment of such annual fee may be reduced, to the extent such director makes an advance election to receive cash (of no more than $25,000) in lieu of Shares.

Federal Income Tax Consequences

      The following is a brief summary of the U.S. federal income tax consequences of awards made under the Proposed Plan.

      Stock Options. A participant will not recognize any income upon the grant or purchase of a stock option. A participant will recognize income taxable as ordinary income (and subject to income tax withholding for Company employees) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the Shares purchased over the sum of the exercise price and the amount, if any, paid for the option on an after-tax basis, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option provided that the incentive stock option is exercised either while the participant is an employee of the Company or within 3 months (one year if the participant is disabled within the meaning of Section 22(c)(3) of the Code) following the participant’s termination of employment. If Shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such Shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such Shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize income taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such Shares on the date of exercise over (ii) the exercise price, and the Company will be entitled to a corresponding deduction.

      SARs. A participant will not recognize any income upon the grant of an SAR. A participant will recognize income taxable as ordinary income (and, with respect to participants who are employees of Starwood, subject to income tax withholding) upon exercise of an SAR equal to the fair market value of any Shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.

      Restricted Stock Awards. A participant will not recognize taxable income at the time of the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time such restricted stock award is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the Shares at such time over the amount, if any, paid for such Shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Company, as compensation expense, except to the extent the limit of Code Section 162(m) applies. In addition, a participant receiving dividends with respect to Shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding for Company employees), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the limit of Code Section 162(m) applies.

      Performance Awards. A participant will not recognize taxable income upon the grant of a performance award, and the Company will not be entitled to a tax deduction at such time. Upon the settlement of a performance award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Company employees) in an amount equal to the cash paid and the fair market value of the Shares delivered to the participant, and the Company will be entitled to a corresponding deduction, except to the extent the limit of Code Section 162(m) applies.

      Compliance with Section 162(m). Section 162(m) of the Code denies an income tax deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the Chief Executive Officer or any of the four most highly compensated executive officers other than the Chief Executive Officer. Compensation realized with respect to stock options awarded under the Proposed Plan, including upon exercise of a non-qualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, and compensation realized with respect to SARs awarded under the Proposed Plan will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the Proposed Plan be approved by the Company’s current stockholders. In addition, other types of awards under the Proposed Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m). To satisfy the requirements that apply to “performance-based” compensation, those performance measures must be approved by our current stockholders, and approval of the Plan will also constitute approval of those measures.

Proposed Plan Awards

      No awards have been granted yet under the Proposed Plan. The Committee will make future awards at its discretion. We cannot determine the number of options and other awards that may be awarded in the future.

      The Board unanimously recommends a vote FOR approval of the Proposed Plan.

CHARTER AMENDMENT TO DECLASSIFY THE BOARD OF DIRECTORS

      The Board of Directors is proposing an amendment to the Company’s Charter that would provide for the annual election of all Directors commencing with the 2005 Annual Meeting. Under the Company’s current Board structure, which has been in place since January 1995 and has been an integral part of the Company’s overall governance program, Directors are divided into three classes serving staggered three-year terms.

      Mrs. Evelyn Y. Davis, Editor of Highlights and Lowlights, has submitted a stockholder proposal calling for a declassification of the Board of Directors over the past few years. In response to these proposals, the Board’s Governance Committee and the full Board have considered the advantages and disadvantages of annually elected and staggered boards taking a variety of perspectives into account. While Mrs. Davis’ proposals have received support from a majority of the voting shares for the past few years, the Board concluded in prior years that it was in the best interests of the Company to maintain the classified board.

      The Board has been concerned about the blanket voting policies followed by some stockholders on the classified board issue that may not necessarily take a long-term view. The Board also believes that having a majority of the Board remain constant over a two annual meeting period to encourage any person seeking to acquire control of Starwood to initiate that action through arm’s length negotiations with management and the Board. This would be especially true during periods of downward fluctuations in the Company’s stock price. One need only look at the performance of the Company’s stock price in the weeks after the September 11 tragedy to see how an aggressive acquirer could misappropriate long-term value from stockholders. At that time, the Company’s market price dropped to approximately $17 per Share. Currently Starwood’s market price is over $40 per Share. A few stockholders with fixed policies regarding responses to tender offers might have been willing to accept an offer to acquire the Company for a modest premium in late 2001, preventing the rest of the Company’s owners, who may have a longer-term view, from benefiting from this increase in price.

      However, the Board acknowledges the growing sentiment of the Company’s stockholders in favor of annual elections and has determined it advisable to present this proposal for consideration at this year’s Annual Meeting. Consistent with our corporate governance policies, the Board welcomes being held accountable to our stockholders and allowing them to register their views on the Board’s performance on an annual basis but is also mindful of taking a long-term view for the Company.

      To become effective, the Proposed Amendment must receive the affirmative vote of at least 50 percent of the outstanding shares entitled to vote. If adopted, the Proposed Amendment would delete the second and third sentence of Article Sixth (a) of our Charter in their entirety and insert the following in place thereof:

“At each annual meeting of stockholders beginning at the annual meeting of stockholders in 2005, all Directors shall be elected to hold office for a term of one year. Directors may be re-elected any number of times. Each Director shall hold office until the election and qualification of his or her successor.”

      If adopted, we will file articles of amendment to our Charter with the State Department of Assessments and Taxation of Maryland after the 2004 Annual Meeting. Each Director who was elected at the 2003 Annual Meeting to serve until the 2006 Annual Meeting and each nominee for Director at the 2004 Annual Meeting (whose terms would otherwise expire at the 2007 Annual Meeting) has agreed to resign effective at the 2005 Annual Meeting if the Proposed Amendment is approved. Hence beginning with the 2005 Annual Meeting, each of our Directors will stand for election for a one-year term until each Director’s successor is duly elected and qualified.

      If the Proposed Amendment is not adopted, we will continue to operate with three classes of Directors, each having a term of three years.

      The Board unanimously recommends a vote FOR approval of the Proposed Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

      The following tables show the number of Shares “beneficially owned” by (i) all persons known to the Company to be the beneficial owners of more than 5% of the outstanding Shares at December 31, 2003, (ii) each of the Directors and Named Executive Officers of the Company, and (iii) Directors, Named Executive Officers and current executive officers (who are not Named Executive Officers) as a group, at January 31, 2004. “Beneficial ownership” includes Shares a stockholder has the power to vote or the power to transfer, and also includes stock options and other derivative securities that were exercisable at that date, or as of that date will become exercisable within 60 days thereafter. In the case of holdings of Directors and executive officers, percentages are based upon the number of Shares outstanding at January 31, 2004, plus, where applicable, the number of Shares that the indicated person had a right to acquire within 60 days of such date. The information in the tables is based upon information provided by each Director and executive officer and, in the case of the beneficial owners of more than 5% of the outstanding Shares, the information is based upon Schedules 13G filed with the SEC.

Certain Beneficial Owners

	Amount and Nature	Percent
Name and Address of Beneficial Owner	of Beneficial Ownership	of Class

Morgan Stanley	16,643,844	8.24	%(1)
1585 Broadway
New York, New York 10036
Janus Capital Management LLC	13,762,448	6.80	%(2)
100 Fillmore Street
Denver, Colorado 80206
The Stichting Pensionfonds ABP	13,336,250	6.59	%(3)
Oude Lindestraat 70, Postbus 2889, 6401 DL
Heerlend, The Netherlands

(1)	Based on information contained in a Schedule 13G/ A, dated February 15, 2004 (the “Morgan Stanley 13G”), filed with respect to the Company, Morgan Stanley filed the Morgan Stanley 13G solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, one of its business units. Morgan Stanley beneficially owns an aggregate amount of 16,643,844 Shares. Morgan Stanley is an investment adviser and has shared voting and dispositive power over 14,142,762 Shares. Accounts are managed on a discretionary basis by Morgan Stanley are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of such securities. No such account holds more than 5% of the class.

(2)	Based on information contained in a Schedule 13G, dated February 17, 2004 (the “Janus Schedule 13G”), filed with respect to the Company, 13,762,448 Shares are held by Janus Capital Management, LLC (“Janus”), Bay Isle Financial LLC (“Bay Isle”) and Enhanced Investment Technologies LLC (“INTECH”). Bay Isle and INTECH are registered investment advisors in which Janus has indirect ownership interests of 100% and 77.5%, respectively. Holdings of Janus, Bay Isle and INTECH are aggregated for purposes of the Janus Schedule 13G. Janus may be deemed to be the beneficial owner of 13,457,885 Shares and INTECH may be deemed to be the beneficial owner of 304,563 Shares each as a result of their roles as investment advisor to various registered investment companies and to individual and institutional clients (the “Managed Portfolios”). Neither Janus nor INTECH have the right to receive dividends from, or the proceeds from the sale of, the Shares held by the Managed Portfolios and therefore disclaim any beneficial ownership associated with such rights.

(3)	Based on information contained in a Schedule 13G/ A, dated February 10, 2004 (the “Stichting Schedule 13D”), filed with respect to the Company, 13,336,250 Shares are held by Stichting Pensioenfonds ABP, an entity established under the laws of The Kingdom of the Netherlands, whose principal business is investing funds held on behalf of public sector employees of The Kingdom of the Netherlands.

Directors and Executive Officers of the Company

	Amount and Nature		Percent
Name of Beneficial Owner	of Beneficial Ownership		of Class(1)

Charlene Barshefsky	9,000	(2)(3)		(4)
Ronald C. Brown	517,593	(3)		(4)
Jean-Marc Chapus	64,169	(3)		(4)
Robert F. Cotter	1,151,185	(2)(3)(5)		(4)
Theodore W. Darnall	854,062	(3)		(4)
Bruce W. Duncan	97,499	(2)(3)(6)		(4)
Steven M. Hankin	382,249	(3)		(4)
Eric Hippeau	23,449	(2)(3)		(4)
George J. Mitchell	29,910	(2)(3)		(4)
Stephen R. Quazzo	66,275	(3)(7)		(4)
Thomas O. Ryder	13,500	(2)(3)		(4)
Barry S. Sternlicht	9,590,047	(2)(3)(8)	4%
Daniel W. Yih	62,873	(2)(3)(9)		(4)
Kneeland C. Youngblood	16,745	(3)		(4)
All Directors, Trustees and current executive officers as a group (16 persons)	12,803,346	(10)	5%

(1)	Based on the number of Shares outstanding on January 31, 2004 and Shares issuable upon exercise of options exercisable within 60 days from January 31, 2004 or on exchange of class A exchangeable preferred shares of the Trust (“Class A EPS”), class B exchangeable preferred shares of the Trust (“Class B EPS”), limited partnership units (“Partnership Units”) of SLC Operating Limited Partnership (“Operating Partnership”) or SLT Realty Limited Partnership (“Realty Partnership”) for Shares.

(2)	The following Directors also hold the following amounts of “phantom” stock units received as a result of their election to defer Directors’ Annual Fees: 4,089 for Ambassador Barshefsky; 10,461 for Mr. Duncan; 8,961 for Mr. Hippeau; 10,659 for Senator Mitchell; 4,830 for Mr. Ryder; and 11,169 for Mr. Yih. Messrs. Cotter and Sternlicht also hold Deferred Shares (see “Executive Compensation”) in the following amounts: 3,470 for Mr. Cotter and 16,952 for Mr. Sternlicht that are not exercisable within 60 days of January 31, 2004.

(3)	Includes Shares subject to presently exercisable options and options and restricted Shares that will become exercisable or vest within 60 days of January 31, 2004, as follows: 517,067 for Mr. Brown; 1,091,077 for Mr. Cotter; 793,079 for Mr. Darnall; 370,311 for Mr. Hankin; 49,500 for Messrs. Chapus, Duncan, Quazzo, and Yih; 23,449 for Mr. Hippeau; 29,910 for Senator Mitchell; 8,248,689 for Mr. Sternlicht; 9,000 for Ambassador Barshefsky and 13,500 for Messrs. Ryder and Youngblood.

(4)	Less than 1%.

(5)	Includes 10,000 Shares held by The Robert F. Cotter Revocable Trust of which Mr. Cotter is a Trustee and beneficiary.

(6)	Includes 47,999 Shares held by The Bruce W. Duncan Revocable Trust of which Mr. Duncan is a Trustee and beneficiary.

(7)	Includes 16,378 Shares held by a trust of which Mr. Quazzo is settlor and over which he shares investment control, and 397 Shares owned by a trust of which Mr. Quazzo’s wife is settlor and over which she exercises some investment control.

(8)	Includes the following derivative securities that Mr. Sternlicht holds, directly or indirectly through trusts created by him for the benefit of members of his family: (i) Class A EPS that are exchangeable for an aggregate of 237,729 Shares and (ii) Partnership Units that are exchangeable for an aggregate of

824,118. Shares. Mr. Sternlicht has disclaimed beneficial ownership of all such Shares, Class A EPS and Partnership Units except to the extent of his actual pecuniary interest therein.

(9)	Includes 5,761 Shares held in an IRA account for the benefit of Mr. Yih. Also includes 3,424 shares shares of Class A EPS that are held by the Barry S. Sternlicht Family Spray Trust of which Mr. Yih serves as a co-trustee. Mr. Yih has disclaimed beneficial ownership of all such shares of Class A EPS.

(10)	Includes amounts held by the Named Executive Officers listed on the Summary Compensation Table, with the exception of Mr. Brown who, as of January 1, 2004, is no longer an executive officer of the Company, and includes three additional current executive officers of the Company who are not Named Executive Officers, as defined in the Exchange Act.

      The following table provides information as of December 31, 2003 regarding Shares that may be issued under equity compensation plans maintained by the Company.

Equity Compensation Plan Information — December 31, 2003

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	40,472,758	$31.04	9,303,717 (1)
Equity compensation plans not approved by security holders	—	—	—

Total	40,472,758	$31.04	9,303,717

(1)	Does not include deferred share units (that vest over three years and may be settled in Shares) that may be issued pursuant to obligations under the 1999 Annual Incentive Plan for Certain Executives (the “Executive AIP”). The Executive AIP does not limit the number of deferred share units that may be issued. This plan has been amended to provide for a termination date of May 26, 2009 to comply with new NYSE requirements. In addition, 9,576,597 Shares remain available for issuance under the Company’s Employee Stock Purchase Plan, a stock purchase plan meeting the requirements of Section 423 of the Internal Revenue Code.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The Summary Compensation Table below shows the compensation for Starwood’s past three fiscal years for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who were serving as executive officers on December 31, 2003.

Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Restricted		Securities
Name and					Stock		Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)		Award(s)($)(1)		Options(#)(2)	Compensation($)

Barry S. Sternlicht	2003	1,000,008	2,661,150	(3)(4)	1,504,945	(6)	100,000	131,949	(9)
Chairman and Chief	2002	1,000,008	1,182,050	(3)(4)	2,843,483	(7)	1,100,000	96,636	(9)
Executive Officer	2001	1,000,008	2,496,750	(3)(4)	3,185,128	(8)	600,000	124,095	(9)
Robert F. Cotter	2003	679,250	669,616	(3)(4)	362,174	(6)	50,000	(96,992	)(10)
President and Chief	2002	674,375	298,519	(3)(4)	773,380	(7)	360,000	(62,345	)(10)
Operating Officer	2001	637,500	401,500	(3)(4)	2,012,086	(8)	355,466	408,169	(10)
Ronald C. Brown(14)	2003	484,918	254,584		87,120	(6)	—	609,269	(11)
Executive Vice President	2002	482,185	200,000		276,640	(7)	165,000	2,541	(11)
and Chief Financial Officer	2001	495,890	316,300	(5)	554,709	(8)	78,006	743	(11)
Theodore W. Darnall(15)	2003	558,900	264,081	(5)	226,458	(6)	20,000	12,012	(12)
President, Real Estate Group	2002	555,750	200,000	(3)	345,800	(7)	220,000	47,337	(12)
Steven M. Hankin(15)	2003	468,440	362,812	(5)	720,222	(6)	—	1,285	(13)
Chief Marketing Officer and	2002	453,600	180,306	(5)	322,004	(7)	185,000	1,332	(13)
President, Starwood Technology and Revenue Systems (“STARS”)

(1)	Value is calculated by multiplying the number of Shares by the closing market price of a Share on the date of grant. Dividends are paid to the holders of such restricted stock awards.

(2)	For details regarding options granted in 2003, see “Option/SAR Grants in 2003” below. Grants for 2003 for Messrs. Sternlicht, Cotter and Darnall include 100,000, 50,000 and 20,000, respectively, options purchased pursuant to the Company’s Purchased Option Program described below in footnote (3).

(3)	Includes amounts deferred and utilized to purchase options. In December 2003, 2002 and 2001, for incentive and retention purposes, a select group of senior executives were provided the opportunity to purchase stock options using a portion of their 2003, 2002 and 2001 bonuses that were paid in March 2004, 2003 and 2002, respectively. Under the Purchased Option Program, executives could make an irrevocable election to forego a portion of their cash bonus, equal to 10% of the exercise price on a specified date, and apply such amounts to the purchase of such options. The options vest in full one year from the date of grant and the executive is at risk for the purchase price if the executive leaves the Company prior to vesting of the option or if the Share price declines. Upon exercise, the executive must pay the remaining 90% of the exercise price. The amounts deferred for Mr. Sternlicht were $390,600, $228,150 and $287,000 in 2003, 2002 and 2001, respectively. The amounts deferred for Mr. Cotter were $195,300, $114,075 and $143,500 in 2003, 2002 and 2001, respectively. The amount deferred for Mr. Darnall was $45,630 in 2002.

(4)	Excludes amounts deferred into Deferred Shares (defined below in note (6)) and grossed up by 33% in accordance with the Executive AIP. The amounts deferred for Mr. Sternlicht were $756,850, $317,950, and $403,254 for 2003, 2002, and 2001, respectively. The amounts deferred for Mr. Cotter were $158,106, $61,481, and $84,000 for 2003, 2002, and 2001, respectively. The amounts deferred into Deferred Shares (including the gross-up amount) are included in the amounts disclosed under the “Restricted Stock Awards” column in the above table.

(5)	Excludes amounts utilized to purchase restricted Shares and grossed up by 33% in accordance with the Company’s Annual Incentive Plan. The amount deferred for Mr. Brown was $52,709 for 2001. The amount deferred for Mr. Darnall was $88,027 for 2003. The amounts deferred for Mr. Hankin were $120,938 and $60,102 for 2003 and 2002, respectively. The amounts deferred into restricted stock (including the gross-up amount) are included in the amounts disclosed under the “Restricted Stock Awards” column in the above table.

(6)	On March 1, 2004, in accordance with the Company’s Annual Incentive Plan, 25% of Mr. Darnall’s and Mr. Hankin’s annual bonus with respect to 2003 performance was paid in restricted Shares, which number of Shares was grossed up by 33% and which vest equally over a two-year period. Mr. Darnall received a grant of 2,997 restricted Shares. Mr. Hankin received a grant of 4,118 restricted Shares. The value of these grants on the date of grant is shown on the above table and is based on the average of the high and low price of a Share on the NYSE on such date ($39.06).

On March 1, 2004 in accordance with the Company’s Executive AIP, 25% of Messrs. Sternlicht’s and Cotter’s annual bonus with respect to 2003 performance was credited to a deferred Share account on the Company’s books, which number was grossed up by 33% and which vest ratably over a period of three years (“Deferred Shares”). With respect to 2003 performance, Mr. Sternlicht was credited with 25,771 Deferred Shares and Mr. Cotter was credited with 5,384 Deferred Shares. The value of these Deferred Shares on the date of the grant is shown on the above table and is based on the average of the high and low price of a Share on the NYSE on such date ($39.06).

On March 1, 2003, in accordance with the 2002 LTIP, the following grants of restricted Shares were made which vest in full three years from date of grant: Mr. Cotter — 2,500; Mr. Brown — 1,500; Mr. Darnall — 2,500 and Mr. Hankin — 2,500. The values of these grants on the date of grant are shown on the above table and are based on the average of the high and low price of a Share on the NYSE on such date ($22.50). The value of these grants at December 31, 2003 were: Mr. Cotter — $89,925; Mr. Brown — $53,955; Mr. Darnall — $89,925; and Mr. Hankin — $89,925, based on the closing price of a Share on the NYSE on such date ($35.97).

Also on March 1, 2003, in accordance with the 2002 LTIP and for retention purposes in light of the state of the economy at the time, the following grants of restricted Shares were made which vest in full three years from date of grant with an accelerated vesting feature such that, based on the attainment of certain performance ratings, 50% of the grant will vest on the first anniversary of the date of grant with the remaining 50% vesting on the second anniversary of the date of grant (the “Accelerated Grants”): Mr. Cotter — 4,250; Mr. Brown — 2,372; Mr. Darnall — 2,362 and Mr. Hankin — 3,316. The values of these grants on the date of grant are shown on the above table and are based on the average of the high and low price of a Share on the NYSE on such date ($22.50). The values of these grants at December 31, 2003 were: Mr. Cotter — $152,873; Mr. Brown — $85,321; Mr. Darnall — $84,961; and Mr. Hankin — $112,802, based on the closing price of a Share on the NYSE on such date ($35.97). On March 14, 2003 an Accelerated Grant was made to Mr. Sternlicht in the amount of 21,000 Shares. The value of this grant on the date of grant is shown on the above table and is based on the average of the high and low price of a Share on the NYSE on such date ($23.73). The value of this grant at December 31, 2003 was $755,370, based on the closing price of a Share on the NYSE on such date ($35.97).

On September 29, 2003, Mr. Hankin was granted 12,500 restricted Shares in connection with his promotion to Chief Marketing Officer of the Company. This grant will vest in full three years from the date of grant. The responsibilities of this new position are in addition to his other responsibilities with the Company as President — STARS. The value of this grant on the date of grant is shown on the above table and is based on the average of the high and low price of a Share on the NYSE on such date ($34.605). The value of this grant at December 31, 2003 was $449,625, based on the closing price of a Share on the NYSE on such date ($35.97).

(7)	On March 3, 2003, in accordance with the Company’s Annual Incentive Plan, 25% of Mr. Hankin’s annual bonus with respect to 2002 performance was paid in restricted Shares, which number of Shares was grossed up by 33% and which vest equally over a two-year period. Mr. Hankin received a grant of

3,504 restricted Shares. The value of this grant on the date of grant is shown on the above table and is based on the average of the high and low price of a Share on the NYSE on such date ($22.82).

On March 3, 2003 and March 14, 2003, respectively, in accordance with the Company’s Executive AIP, 25% of Messrs. Cotter’s and Sternlicht’s, respectively, annual bonus with respect to 2002 performance was deferred into Deferred Shares. With respect to 2002 performance, Mr. Cotter was credited with 3,617 Deferred Shares and Mr. Sternlicht was credited with 17,995 Deferred Shares. The value of these Deferred Shares is shown on the above table and is based on the closing price of a Share on the NYSE on the day prior to the date of grant ($22.61 in the case of Mr. Cotter and $23.50 in the case of Mr. Sternlicht).

On February 15, 2002, in accordance with the 1999 LTIP, the following grants of restricted Shares were made which vest in full three years from date of grant: Mr. Sternlicht — 70,000; Mr. Cotter — 20,000; Mr. Brown — 8,000; Mr. Darnall — 10,000 and Mr. Hankin — 7,000. The values of these grants on the date of grant are shown on the above table and are based on the average of the high and low price of a Share on the NYSE on such date ($34.58). The value of these grants at December 31, 2003 were: Mr. Sternlicht — $2,517,900; Mr. Cotter — $719,400; Mr. Brown — $287,760; Mr. Darnall — $359,700; and Mr. Hankin — $251,790, based on the closing price of a Share on the NYSE on such date ($35.97).

(8)	On March 1, 2002, in accordance with the Company’s Annual Incentive Plan, 25% of each named executive’s (other than Messrs. Sternlicht and Cotter) annual bonus with respect to 2001 performance was paid in restricted Shares, which number of Shares was grossed up by 33% and which vest equally over a two-year period. With respect to 2001 performance, Mr. Brown received a grant of 1,947 restricted Shares. The value of this grant is shown on the above table and is based on the closing price of a Share on the NYSE on the day prior to the date of grant ($36.00).

On March 1, 2002, in accordance with the Executive AIP, 25% of Messrs. Sternlicht’s and Cotter’s annual bonus with respect to 2001 performance was deferred into Deferred Shares. With respect to 2001 performance, Mr. Sternlicht was credited with 14,898 Deferred Shares and Mr. Cotter was credited with 3,177 Deferred Shares. The value of these Deferred Shares on the date of grant is shown on the above table and is based on the closing price of a Share on the NYSE on the day prior to the date of grant ($36.00).

On February 7, 2001, in accordance with the 1999 LTIP, the following grants of restricted Shares were made which vest in full three years from date of grant: Mr. Sternlicht — 70,000; Mr. Cotter — 50,151 and Mr. Brown — 12,807. The values of these grants on the date of grant are shown on the above table and are based on the closing price of a Share on the NYSE on such date ($37.84). The value of these grants at December 31, 2003 were: Mr. Sternlicht — $2,517,900; Mr. Cotter — $1,803,931; and Mr. Brown — $460,668, based on the closing price of a Share on the NYSE on such date ($35.97). On November 23, 2001, the Board of Directors of the Company elected to accelerate the vesting of 50% of the restricted Share grants made to employees of the Company, including the grants made to the executives named in the above table.

(9)	Amounts include (a) deemed income arising from Mr. Sternlicht’s personal use of an airplane leased by the Company amounting to $120,988, $86,008, and $121,937 in 2003, 2002, and 2001, respectively, (b) the taxable portion of basic life insurance amounting to $3,978, $3,978, and $1,141 in 2003, 2002 and 2001, respectively, and (c) as provided in Mr. Sternlicht’s previous employment agreement, premiums paid for a $10 million “split dollar” life insurance policy amounting to $6,983, $6,650 and $1,017 in 2003, 2002 and 2001, respectively (the “split dollar” policy has not been continued under Mr. Sternlicht’s new employment agreement).

(10)	Amounts include (a) a cost of living allowance of $18,303 in 2001, (b) foreign compensation of $233,142 in 2001, paid to Mr. Cotter or on his behalf locally in Brussels, Belgium, primarily for reimbursement of foreign taxes, including foreign taxes on the grant of employee stock options and restricted stock, (c) income credit due to tax equalization of ($111,793), ($101,280) and ($8,569) in

2003, 2002 and 2001, respectively, (d) a taxable reimbursement of relocation expenses, including a related tax gross-up payment in the amount of $139,091 in 2001, (e) imputed interest relating to a five-year non- interest bearing loan from the Company relating to the purchase of a home, amounting to $9,120, $32,148 and $24,578 in 2003, 2002 and 2001, respectively, and (f) the taxable portion of basic life insurance amounting to $5,681, $6,787, and $1,624 for 2003, 2002 and 2001, respectively.

(11)	Amounts include the taxable portion of basic life insurance amounting to $2,219, $2,541, and $743 for 2003, 2002 and 2001, respectively, and also includes $607,050 of dividend equivalents that were paid to Mr. Brown in 2003 as a result of his exercise of 85,500 options with performance award provisions that were granted to him in 1996.

(12)	Amounts include (a) imputed interest relating to a five-year, non-interest bearing loan from the Company relating to the purchase of a home, amounting to $9,251 and $43,867 in 2003 and 2002, respectively, and (b) the taxable portion of basic life insurance amounting to $2,761 and $3,470 in 2003 and 2002, respectively.

(13)	Amount is for the taxable portion of basic life insurance amounting to $1,285 and $1,332 in 2003 and 2002, respectively.

(14)	As of January 1, 2004, Mr. Brown was no longer an executive officer of the Company.

(15)	Messrs. Darnall and Hankin became executive officers of the Company in 2002.

Option Grants

      The following table provides additional information regarding options granted during the last fiscal year to each of the executive officers named in the Summary Compensation Table.

Option/SAR Grants in 2003

Potential Realizable
Value at Assumed
	Number of	% of Total				Annual Rates of
	Securities	Options/SARs				Stock Price Appreciation
	Underlying	Granted to	Exercise of			for Option Term(2)
	Options/SARs	Employees in	Base Price		Expiration
Name	Granted	2003(1)	($/sh.)		Date	5%($)	10%($)

Barry S. Sternlicht	100,000	14.65	22.815	(3)	3/03/2011	1,089,315	2,609,098
Robert F. Cotter	50,000	7.33	22.815	(3)	3/03/2011	544,657	1,304,549
Ronald C. Brown	—	—	—		—	—	—
Theodore W. Darnall	20,000	2.93	22.815	(3)	3/03/2011	217,863	521,820
Steven M. Hankin	—	—	—		—	—	—

(1)	Annual option grants for 2003 were made in December 2002 and were reflected in the Company’s 2003 Proxy Statement. Grants that were made in 2003 were in the form of Purchased Options and such grants were made to officers of the Company with titles of Vice President or above.

(2)	The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as prescribed by the SEC and are not intended to forecast future price appreciation of the Shares. The gains reflect a future value, based upon the closing price of a Share on the applicable grant date, and assume annual growth at these prescribed rates. Options have value to recipients, including the named executive officers, only if the price of Shares advances beyond the grant date price shown in the table during the option term.

(3)	The exercise price of these Purchased Options is equal to the fair market value of a Share on the applicable grant date and vest in full on the first anniversary of the grant date.

Option Exercises and Holdings

      The following table shows the number and value of stock options (exercised and unexercised) during the last fiscal year held by each of the executive officers named in the Summary Compensation Table.

Aggregated Option/SAR Exercises in 2003

and December 31, 2003 Option/SAR Values

			Number of Shares				Value of Unexercised
			Underlying Unexercised				In-the-Money
			Options/SARs at				Options/SARs at
	Shares	Value	Fiscal Year-End(#)				Fiscal Year-End($)(1)
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Exercisable		Unexercisable		Exercisable		Unexercisable

Barry S. Sternlicht	—	—	8,118,250	(2)	1,175,000	(2)	71,294,420	(3)	6,734,750
Robert F. Cotter	120,766	1,179,585	823,761		620,582		4,370,675		3,911,480
Ronald C. Brown	85,500	1,039,613 (4)	440,254		192,752		2,408,063		1,170,488
Theodore W. Darnall	—	—	664,556		284,555		4,933,953	(5)	1,719,325
Steven M. Hankin	—	—	285,729		238,228		2,493,713		1,470,863

(1)	Value is calculated by subtracting the exercise price from the fair market value of the Share underlying the option on the exercise date (in the case of options exercised) or at December 31, 2003 (in the case of unexercised “in-the-money” options) and multiplying the result by the number of Shares for which the option was exercised or is in-the-money, as the case may be. Fair market value at December 31, 2003 was calculated based upon the average of the high and low sales prices of a Share as reported by the NYSE for that date ($35.97). There is no assurance that if and when any such in-the-money option is exercised, the option will have this value.

(2)	Excludes 500,000 options granted to Mr. Sternlicht in 1998. Subsequent to the grant of these options to Mr. Sternlicht in February 1998, he transferred the right to purchase a total of 500,000 Shares underlying such options to third parties. In addition, this amount excludes certain options granted to Mr. Sternlicht in 1995 and 1996. In July 2002, he transferred the right to purchase a total of 96,250 Shares underlying such options to third parties.

(3)	Excludes the value at December 31, 2003 of dividend equivalents payable upon the exercise of certain options relating to performance award provisions of those options. The value at December 31, 2003 was $11,314,500, representing the aggregate dividend equivalents of $7.94 per Share accrued since the date of grant of 1,425,000 options in 1996.

(4)	Excludes $607,050 representing dividend equivalents that were paid to Mr. Brown as a result of his exercise of 85,500 options with performance award provisions that were granted to him in 1996. See the Summary Compensation Table.

(5)	Excludes the value at December 31, 2003 of dividend equivalents payable upon the exercise of certain options relating to performance award provisions of those options. The value at December 31, 2003 was $1,191,000, representing the aggregate dividend equivalents of $7.94 per Share accrued since the date of grant of 150,000 options in 1996.

Employment and Compensation Agreements with Current and Named Executive Officers

      The Company entered into an amended employment agreement with Barry S. Sternlicht, dated as of January 1, 2003, pursuant to which Mr. Sternlicht agreed to serve as the Executive Chairman and Chief Executive Officer of the Company until a new chief executive officer is employed by the Company. Upon the employment of a new chief executive officer, Mr. Sternlicht will remain Executive Chairman of the Company with his primary duties to provide input to the new chief executive officer and the Board. Under the agreement, Mr. Sternlicht’s base salary is $1,000,000 per year while serving as Chief Executive Officer and $500,000 per year while serving as Executive Chairman (but not Chief Executive Officer), subject to annual review. Mr. Sternlicht is eligible for an annual bonus based on the attainment of certain performance measures, with a target bonus of $3,418,000 for 2003 and $2,333,333 for each year thereafter during which Mr. Sternlicht is Chief Executive Officer. After Mr. Sternlicht ceases to be Chief Executive Officer (but continues to serve as Executive Chairman), the target bonus will be $1,833,333 until the first anniversary after the date Mr. Sternlicht is no longer employed as the Chief Executive Officer and $1,166,666 per year thereafter. Mr. Sternlicht also is eligible to receive additional incentive compensation as determined by the Board based on Mr. Sternlicht’s contribution to significant transactions. Pursuant to the agreement, for his services in 2003, Mr. Sternlicht was granted in 2004 an option to purchase 272,225 Shares at $36.54 per Share, an option to purchase 27,775 Shares, at $38.475 per Share, and a restricted stock award of 98,039 Shares and will be granted a further restricted stock award of 51,961 Shares. For his service to the Company during 2004, Mr. Sternlicht was granted an option to purchase 273,673 Shares, at $36.54 per Share, and will receive a restricted stock award of 91,224 Shares. If Mr. Sternlicht continues as Chief Executive Officer on January 1, 2005, he will be granted an option to purchase Shares that have a value equal to $3,333,333 on that date and a restricted stock award with a value of $3,333,333 on that date, pro-rated if Mr. Sternlicht is not the Chief Executive Officer for the entire year. On the date Mr. Sternlicht resigns as Chief Executive Officer (but continues as Executive Chairman), he will be granted an option to purchase Shares with a value of $2,333,333 and a restricted stock award with a value of $2,333,333 and on the first anniversary of the date Mr. Sternlicht resigns as Chief Executive Officer (assuming Mr. Sternlicht remains Executive Chairman on that date), he will be granted an option to purchase Shares with a value of $1,666,666, pro-rated for any partial calendar year. On each January 1 following the initial grant Mr. Sternlicht receives as Executive Chairman, if Mr. Sternlicht is still Executive Chairman, he will be granted an option to purchase Shares with a value of $1,666,666 and a restricted stock award with a value of $1,666,666. Each option and restricted stock award shall vest over a three-year period, other than restricted stock awards granted to Mr. Sternlicht for his 2003 service. In the case of options granted for 2003 service, one-third were vested at the time of grant and one-third will vest on each of January 13, 2005 and 2006. In the case of restricted stock granted for 2003 service, subject in each case to the achievement of certain performance goals, the award will vest two-thirds on December 31, 2004 and one-third on January 13, 2006. The agreement also provides that Mr. Sternlicht is entitled to participate in certain benefit plans of the Company as well as to receive certain travel and other benefits in connection with his service to the Company. The Company also is required to pay the premiums on a life insurance policy for Mr. Sternlicht in the face amount of $10 million. In the event Mr. Sternlicht’s employment is terminated by the Company other than for cause or by Mr. Sternlicht for any reason after June 30, 2004 or for good reason at any time, the Company will pay Mr. Sternlicht as a severance benefit his unpaid base salary and pro-rated bonus through the date of termination and all options and restricted stock vest ratably through the date of termination, except that the awards granted to Mr. Sternlicht as Chief Executive Officer are accelerated if he remains employed through the earlier of employment of the new chief executive officer or June 30, 2004, and if he remains for 90 days thereafter, all options and restricted stock awards granted to him as Executive Chairman vest. Upon termination of Mr. Sternlicht’s employment for any reason, Mr. Sternlicht will receive $11,750,016 and all equity awards granted to Mr. Sternlicht prior to January 1, 2003 will vest.

      As of June 27, 2000, Robert F. Cotter and the Company entered into an employment agreement, commencing on February 15, 2000, in connection with his becoming the Company’s Chief Operating Officer and his relocation to the White Plains, New York office from Brussels, Belgium. He was appointed as President and Chief Operating Officer in November 2003. Effective January 1, 2001, Mr. Cotter’s annual salary was $650,000, with a bonus to be determined in accordance with the Company’s bonus plan. For 2001, Mr. Cotter was guaranteed to receive an option to purchase 454,000 Shares with an exercise price per Share equal to the fair market value of a Share on the date of grant. In addition, the Company agreed to pay the reasonable, out-of-pocket costs of Mr. Cotter’s relocation. The Company has also made a non-interest bearing home loan to Mr. Cotter in the amount of $600,000, secured by a second mortgage on Mr. Cotter’s home, which is due in five years or upon Mr. Cotter’s termination of employment. Mr. Cotter’s employment is terminable by the Company with or without cause upon thirty days’ notice. In the event his employment is terminated by the Company without cause, Mr. Cotter will be entitled to severance benefits of one year’s base salary and the Company will reimburse Mr. Cotter for COBRA expenses for one year following the date of termination. In addition, on March 9, 2004, Mr. Cotter and the Company entered into a supplement to his employment agreement in connection with the Company’s search for a new chief executive officer. Pursuant to the supplement, the Company will pay Mr. Cotter a retention bonus of $2,000,000 on the third anniversary of the date the new chief executive officer commences employment with the Company, so long as Mr. Cotter continues to be employed by the Company on that date. In addition, in the event Mr. Cotter’s employment is terminated for any reason other than cause, Mr. Cotter will receive the aforementioned bonus on the termination date and all then unvested and outstanding stock options and restricted stock granted to him by the Company shall become vested as of the date of termination.

      As of January 1, 2004, Ronald C. Brown was no longer the Company’s Chief Financial Officer. As of February 16, 2004, Mr. Brown and the Company entered into a new employment agreement whereby Mr. Brown’s annual salary is $250,000. Pursuant to the agreement he received a bonus of $250,000 in recognition of his service as Chief Financial Officer during 2003 in accordance with the Company’s bonus plan. In the event the Company without cause terminates his employment, Mr. Brown will be paid a lump sum amount of $727,500. If his employment is terminated prior to June 30, 2004, however, he will receive his base salary through that date. The Company will reimburse Mr. Brown for COBRA expenses for up to eighteen months commencing on the date of his termination. In addition, the vesting of Mr. Brown’s December 23, 2002 stock option grant and his February 15, 2002 and March 1, 2003 restricted stock grants will be accelerated and the Company matches to Mr. Brown’s 401(k) plan will vest upon the termination of his employment. In April 1999, the Company made an interest-bearing loan to Mr. Brown in the amount of approximately $218,000 in respect of taxes payable by Mr. Brown as a result of the vesting of the restricted stock award originally granted to Mr. Brown in August 1996.

      As of March 25, 1998, Theodore W. Darnall and the Company entered into an employment agreement in connection with his employment as the Company’s Executive Vice President of Hotel Operations. Mr. Darnall’s initial annual salary was $350,000, with a bonus to be determined in accordance with the Company’s bonus plan. In lieu of a base salary payment for change in control, Mr. Darnall received a retention bonus equal to one year’s base salary conditioned upon his staying with the Company at least one year after the closing of the acquisition of ITT Corporation. In addition, Mr. Darnall was granted 125,000 options under the 1995 Long Term Incentive Plan in connection with his accepting employment with the Company. The Company also agreed to pay the reasonable, out-of-pocket costs of Mr. Darnall’s relocation and made a non-interest bearing home loan to Mr. Darnall in the amount of $600,000, secured by a second mortgage on Mr. Darnall’s home. This loan was repaid in full by Mr. Darnall in 2003. Mr. Darnall’s employment is terminable by the Company with or without cause. In April 1999, the Company made an interest-bearing loan to Mr. Darnall in the amount of approximately $416,000 in respect of taxes payable by Mr. Darnall as a result of the vesting of the restricted stock award originally granted to Mr. Darnall in August 1996. In the event his employment is terminated by the Company without cause, Mr. Darnall will be entitled to severance benefits of one year’s base salary and the Company will continue to provide medical benefits coverage during the one year period after the date of termination.

      As of September 2, 1999, Steven M. Hankin and the Company entered into an employment agreement in connection with his employment as the Company’s Senior Vice President, Strategic Planning. Mr. Hankin’s initial annual salary was $325,000, with a bonus to be determined in accordance with the Company’s bonus plan. Mr. Hankin was granted 50,000 options and 5,000 shares of Restricted Stock under the 1999 LTIP in connection with his accepting employment with the Company. In addition, the Company agreed to pay the reasonable out-of-pocket costs of Mr. Hankin’s relocation. The Company has also made a non-interest bearing home loan to Mr. Hankin in the amount of $300,000, secured by a second mortgage on Mr. Hankin’s home. This loan was repaid in full by Mr. Hankin in January 2004. During 2003, Mr. Hankin was appointed Chief Marketing Officer and President — STARS. Mr. Hankin’s employment is terminable by the Company with or without cause. In the event his employment is terminated by the Company without cause, Mr. Hankin will be entitled to severance benefits of one year’s base salary and the Company will continue to provide medical benefits coverage during the one year period after the date of termination. In addition, on March 9, 2004, Mr. Hankin and the Company entered into a supplement to his employment agreement in connection with the Company’s search for a new chief executive officer. Pursuant to the supplement, the Company will pay Mr. Hankin a retention bonus of $1,000,000 on the third anniversary of the date the new chief executive officer commences employment with the Company, so long as Mr. Hankin continues to be employed by the Company on that date. In addition, in the event Mr. Hankin’s employment is terminated for any reason other than cause, Mr. Hankin will receive the aforementioned bonus on the termination date and all then unvested and outstanding stock options and restricted stock granted to him by the Company shall become vested as of the date of termination.

      As of November 13, 2003, Vasant Prabhu and the Company entered into an employment agreement in connection with his employment as the Company’s Executive Vice President, Finance and Chief Financial Officer commencing on January 1, 2004. Mr. Prabhu’s initial annual salary is $560,000, with a bonus to be determined in accordance with the Company’s bonus plan. Mr. Prabhu was granted 200,000 options and 20,000 shares of Restricted Stock under the 2002 LTIP in connection with his accepting employment with the Company and received a one-time sign-on bonus of $100,000. In addition, the Company agreed to pay the reasonable out-of-pocket costs of Mr. Prabhu’s relocation and a home buy-out option was afforded to Mr. Prabhu in connection with his relocation. Mr. Prabhu’s employment is terminable by the Company with or without cause. In the event his employment is terminated by the Company without cause during the three year period beginning on January 1, 2004, Mr. Prabhu will continue to receive salary and benefit coverage for the balance of that period. After the initial three year period he will be entitled to severance benefits of one year’s base salary and he will be reimbursed for COBRA expenses minus his last level of contribution for up to twelve months following termination. In addition, the Company will accelerate the vesting of 50% of Mr. Prabhu’s unvested restricted stock.

      In December 1999, the Company entered into severance agreements with each of Messrs. Sternlicht, Brown and Darnall. Messrs. Cotter and Hankin entered into severance agreements with the Company in August 2000 and October 2000, respectively. The severance agreements provide for a term of three years, in each case with provision for automatic one-year extensions until either the executive or the Company notifies the other that such party does not wish to extend the agreement. If a Change in Control (as defined in the agreement) occurs, the agreements will continue for at least 24 months following the date of such Change in Control.

      The agreements provide that if, following a Change in Control, the executive’s employment is terminated without Cause (as defined in the agreement) or with Good Reason (as defined in the agreement) or the executive terminates his employment for any reason during the one-month period commencing one year after the Change in Control, the executive would be entitled to receive (i) three times (or two times in the case of Mr. Hankin) the sum of his base salary plus the average of the annual bonuses earned by the executive in the three fiscal years ending immediately prior to the fiscal year in which the termination occurs; (ii) continued medical benefits for two years, reduced to the extent benefits of the same type are received by or made available to the executive from another employer; (iii) a lump sum amount, in cash, equal to the sum of (A) any unpaid incentive compensation which had been allocated or awarded to the executive for any measuring period preceding termination under any annual or long term incentive plan and which, as of the date of termination, is contingent only upon the continued employment of the executive to a subsequent date, and (B) the aggregate value of all contingent incentive compensation awards allocated or awarded to the executive for all then uncompleted periods under any such plan that the executive would have earned on the last day of the performance award period, assuming the achievement, at the target level, of the individual and corporate performance goals established with respect to such award; (iv) immediate vesting of stock options and restricted stock held by the executive under any stock option or incentive plan maintained by the Company; (v) outplacement services suitable to the executive’s position for a period of two years or, if earlier, until the first acceptance by the executive of an offer of employment, the cost of which will not exceed twenty percent (20%) of the executive’s base salary; (vi) a lump sum payment of any of the executive’s deferred compensation; (vii) immediate vesting of all unvested 401(k) contributions in the executive’s 401(k) account or payment by the Company of an amount equal to any such unvested amounts that are forfeited by reason of the executive’s termination of employment; and (viii) forgiveness in full of any home or relocation loans from the Company to the executive, that are outstanding as of the date of termination plus an additional amount required to permit the executive to pay any income tax incurred as a result of such loan forgiveness. In addition, to the extent Messrs. Sternlicht, Cotter or Darnall, become subject to the “golden parachute” excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, such executive would become entitled to a gross-up payment in an amount sufficient to offset the effects of such excise tax. To the extent Mr. Hankin would become subject to such excise tax, any payment or benefit received under his severance agreement will be reduced to an amount that would not subject him to such tax.

COMPENSATION AND OPTION COMMITTEE REPORT

      The information contained in this Compensation and Option Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

      During 2003, the Board made decisions with respect to compensation for executive officers of the Company based on the recommendations of the Compensation and Option Committee (the “Compensation Committee”), which is comprised entirely of “independent” Directors as determined by the Board in accordance with the NYSE listing requirements. The primary objectives of the Board with respect to executive compensation are to establish programs which attract and retain key domestic and international managers and align the compensation received by executive officers with the overall business strategies, values, performance and financial condition of Starwood and with the achievement of individual performance goals. In addition, equity based incentive plans are utilized to promote ownership of Shares by key executives and serve to align financial interests of executives with those of stockholders.

      Starwood’s executive compensation package generally includes a base salary, an annual cash incentive, and a long-term incentive award. In December 2003, for incentive and retention purposes, a select group of senior executives, including the executives named in the Summary Compensation Table, were provided the opportunity to purchase stock options using a portion of their 2003 bonus that was paid in March 2004. Under the Purchased Option Program, executives could make an irrevocable election to forego a portion of their cash bonus, equal to 10% of the exercise price per option and apply such amounts to the purchase of such options. The options vest in full one year from the date of grant and the executive is at risk for the purchase price if the executive leaves the Company prior to vesting of the option or if the Share price declines. Upon exercise, the executive must pay the remaining 90% of the exercise price.

      In aggregate, these programs are designed to be performance based, with a significant portion of an executive’s compensation tied to key financial, strategic, and individual objectives. It is the Compensation Committee’s intention that a substantial portion of compensation for executives be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, for federal income tax purposes.

      In determining competitive compensation levels for the pay elements noted above, the Compensation Committee reviews survey data from several major compensation consulting firms that reflects the pay practices for comparable positions in the hotel and hospitality industries, as well as general industry. Data from more than half of the companies reflected in the Standard & Poor’s Corporation Hotel Index included in the Stockholder Return Performance Graph below are included in the survey results. The Compensation Committee also considers other publicly available data of peer companies and, to the extent appropriate, also considered past pay practices.

      The salary ranges for executives are generally based on the responsibilities of each position, which are reviewed on a regular basis. The ranges are reviewed annually against similar positions among the companies in the survey group described above. The midpoint of each salary range is generally targeted at the median of similar positions in the survey group.

      For the Chief Executive Officer and the President and Chief Operating Officer, annual incentive awards are paid based on performance against specified earnings targets set in advance in accordance with the stockholder approved Executive AIP. Awards for other named executive officers were made in accordance with the Company’s Annual Incentive Plan. The amount of the award an executive is eligible to receive increases for Company earnings performance that exceeds the target and decreases when targeted Company earnings performance is not achieved. In approving the incentive award for each executive officer, the

Compensation Committee considers performance of both earnings per share (“EPS”) and operating income as well as certain other key metrics set in advance in accordance with a stockholder approved plan. Annual incentive targets are set above the median of similar positions in the survey group. For the Chief Executive Officer and the President and Chief Operating Officer, annual incentive awards are payable partly in cash and partly in Deferred Shares. The amount of Deferred Shares credited to such executives is grossed up by 33% and vest ratably over a three-year period. For the other named executive officers, annual incentive awards are generally payable in cash.

      Long-term awards, made under the stockholder approved 2002 LTIP, are generally granted annually in the form of stock options. In 2003, restricted stock awards were also made. The options are granted at the fair market value of a Share on the date of grant and increase in value based on the appreciation of a Share. Most awards become exercisable in 25% increments upon each of the first four anniversaries of the grant. The restricted stock awards cliff vest three years from the date of grant, except in circumstances where the Board determines, that vesting acceleration could occur based on the achievement of certain performance targets. Long-term incentive targets are set above the median of similar positions in the survey group. Actual awards are determined after considering each individual’s performance against a set of pre-established performance objectives.

      The executive compensation decisions made by the Compensation Committee during 2003 reflect Starwood’s solid EPS performance, but below target performance against other key financial measures, specifically operating income and EBITDA, caused by the weakened global economy and the impact of global political uncertainty. The Compensation Committee believes that the Company’s executive compensation programs and decisions have generally met their objectives. Starwood has been able to attract and retain the type of executive talent necessary to successfully support its growth and financial objectives.

Chief Executive Officer Compensation for 2003

      Barry S. Sternlicht is the Chairman and Chief Executive Officer of Starwood. Mr. Sternlicht was awarded a total bonus of $3,418,000 in March 2004 relating to his 2003 performance, $390,600 of which he deferred in order to purchase 100,000 options pursuant to the Company’s purchased option program and $756,850 of which was deferred into Deferred Shares in accordance with the Executive AIP (which amount was grossed up by 33% to $1,006,611 in Deferred Shares in accordance with the terms of the Executive AIP). In addition, he received a grant of 21,000 restricted Shares, under the 2002 LTIP. In January and February 2004, relating to 2003 service, Mr. Sternlicht also received stock options to purchase 300,000 Shares and an additional 98,039 shares of restricted stock, under the 2002 LITP. Mr. Sternlicht’s base salary is targeted to be generally competitive with the salary paid to the chief executive officers in the survey group.

      The following factors contributed to the Compensation Committee’s determination of Mr. Sternlicht’s 2003 bonus: (a) Starwood’s financial performance as measured by EPS and EBITDA, (b) the amount of bonus relative to bonuses paid to chief executive officers in peer companies, (c) Mr. Sternlicht’s leadership and direction during a challenging economic and political environment, (d) Starwood’s completion of various strategic objectives including asset sales and growth of certain brands including W and Starwood Vacation Ownership and (e) Mr. Sternlicht’s exceptional progress in leadership development of the senior team.

      The ultimate value of the equity granted to Mr. Sternlicht in 2003 depends on Starwood’s future success and whether that value is reflected in the value of the Shares.

Compensation and Option Committee of the Board of Directors

Eric Hippeau (chairman)
Jean-Marc Chapus
Kneeland Youngblood

STOCKHOLDER RETURN PERFORMANCE

      Set forth below is a line graph comparing the cumulative total stockholder return on the Shares against the cumulative total return on the S&P 500 and the S&P 500 Hotels Index (the “S&P 500 Hotels”) for the five fiscal years beginning December 31, 1998 and ending December 31, 2003. The graph assumes that the value of the investments was 100 on December 31, 1998 and that all dividends and other distributions were reinvested. The comparisons are provided in response to SEC disclosure requirements and are not intended to forecast or be indicative of future performance.

	1998	1999	2000	2001	2002	2003

Starwood	100.00	106.23	162.46	141.26	116.32	180.36
S&P 500	100.00	120.89	109.97	96.94	75.64	97.09
S&P 500 Hotel	100.00	99.99	80.70	75.68	67.83	102.95

AUDIT COMMITTEE REPORT

      The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

      The Audit Committee, which is comprised entirely of “independent” Directors, as determined by the Board in accordance with the NYSE listing requirements and applicable federal securities laws, serves as an independent and objective party to assist the Board in fulfilling its oversight responsibilities including, but not limited to, (i) monitoring the quality and integrity of the Company’s financial statements, (ii) monitoring compliance with legal and regulatory requirements, (iii) assessing the qualifications and independence of the independent accountants and (iv) establishing and monitoring the Company’s systems of internal controls regarding finance, accounting and legal compliance. The Audit Committee operates under a written charter which meets the requirements of applicable federal securities laws and the NYSE requirements.

      During the year ended December 31, 2003, the Audit Committee reviewed and discussed the audited financial statements with management, the Company’s internal auditors and the independent auditors, Ernst & Young. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and reviewed the results of the independent auditors’ examination of the financial statements.

      The Audit Committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, “Independence Discussion with Audit Committees,” as amended, and discussed with the auditors their independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Audit Committee of the Board of Directors

Daniel W. Yih (chairman)
Stephen R. Quazzo
Thomas O. Ryder

Audit Fees

      The aggregate amounts paid by the Company for the fiscal years ended December 31, 2003 and 2002 to the Company’s principal accounting firm, Ernst & Young, are as follows (in millions):

	2003	2002

Audit Fees(1)	$2.9	$5.0
Audit-Related Fees(2)	1.5	1.2
Tax Fees(3)	0.2	0.1
All other fees(4)	0.1	—

Total	$4.7	$6.3

(1)	Audit fees include the fees paid for the annual audit and the review of quarterly financial statements and assistance with regulatory and statutory filings. The audit fees for 2002 also include the fees to re-audit the Company’s financial statements for the 2001 and 2000 fiscal years (see “Change in Independent Auditors”).

(2)	Audit-related fees include fees for the audits of employee benefit plans, audits required by debt or other contractual agreements and assistance with certain dispositions.

(3)	Tax fees include fees for the preparation and review of certain foreign tax returns.

(4)	Fees were paid to Ernst & Young in connection with services provided to the Company involving certain litigation involving the Company.

Pre-Approval of Services

      The Audit Committee pre-approves all services, including both audit and non-audit services, provided by the Company’s independent auditors. For audit services (including statutory audit engagements as required under local country laws), the independent auditor provides the Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year. The engagement letter must be formally accepted by the Committee before any audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences. The Audit Committee may delegate authority to one of its members to pre-approve all audit/non-audit services by the independent auditors, as long as these approvals are presented to the full Audit Committee at its next regularly scheduled meeting.

      Management submits to the Committee all non-audit services that it recommends the independent auditor be engaged to provide and an estimate of the fees to be paid for each. Management and the independent auditor must each confirm to the Committee that the performance of the non-audit services on the list would not compromise the independence of the auditor and would be permissible under all applicable legal requirements. The Committee must approve both the list of non-audit services and the budget for each such service before commencement of the work. Management and the independent auditor report to the Committee at each of its regular meetings as to the non-audit services actually provided by the independent auditor and the approximate fees incurred by the Company for those services.

      All audit and permissible non-audit services provided by Ernst & Young to the Company for the fiscal years ended December 31, 2003 and 2002 were pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies of the Board of Directors

      The policy of the Board of Directors of the Company provides that any contract or transaction between the Company and any other entity in which one or more of its Directors or executive officers are directors or officers, or have a financial interest, must be approved or ratified by the Corporate Governance Committee (which is comprised of Senator Mitchell, Ambassador Barshefsky and Messrs. Ryder and Youngblood) or by a majority of the disinterested Directors, in either case, after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to them.

Starwood Capital

      General. Barry S. Sternlicht, Chairman, Chief Executive Officer and a Director of the Corporation, and Chairman, Chief Executive Officer and a Trustee of the Trust, controls and has been the President and Chief Executive Officer of Starwood Capital since its formation in 1991.

      Trademark License. An affiliate of Starwood Capital has granted to Starwood, subject to Starwood Capital’s unrestricted right to use such name, an exclusive, non-transferable, royalty-free license to use the “Starwood” name and trademarks in connection with the acquisition, ownership, leasing, management, merchandising, operation and disposition of hotels worldwide, and to use the “Starwood” name in its corporate name worldwide, in perpetuity.

      Starwood Capital Noncompete. In connection with a restructuring of the Company in 1995, Starwood Capital voluntarily agreed that, with certain exceptions, Starwood Capital would not compete directly or indirectly with the Company within the United States and would present to the Company all opportunities presented to Starwood Capital to acquire fee interests in hotels in the United States and debt interests in hotels in the United States where it is anticipated that the equity will be acquired by the debt holder within one year from the acquisition of such debt (the “Starwood Capital Noncompete”). During the term of the Starwood Capital Noncompete, Starwood Capital and its affiliates are not permitted to acquire any such interest, or any ground lease interest or other equity interest, in hotels in the United States without the consent of the Board. In addition, the Company’s Corporate Opportunity Policy requires that each director and executive officer submit to the Corporate Governance Committee any opportunity that the director or executive officer reasonably believes is within the Company’s lines of business or in which the Company has an interest. Therefore, as a matter of practice, all opportunities to purchase hotel-related assets, even those outside of the United States, that Starwood Capital may pursue are first presented to the Company. The Starwood Capital Noncompete continues until no officer, director, general partner or employee of Starwood Capital is on either the Board of Directors of the Corporation or the Board of Trustees of the Trust (subject to exceptions for certain restructurings, mergers or other combination transactions with unaffiliated parties). Several properties owned or managed by the Company, including the Westin Innisbrook Resort (the “Innisbrook Resort”), the Westin Mission Hills Resort and the Turnberry Hotel, were opportunities brought to the Company or its predecessors by Starwood Capital or entities related to Mr. Sternlicht. With the approval in each case of the Governance Committee of the Board of Directors of the Corporation and the Board of Trustees of the Trust, from time to time the Company has waived the restrictions of the Starwood Capital Noncompete, in whole or in part, (or passed on the opportunity in cases of the Corporate Opportunity Policy for non-U.S. opportunities) with respect to particular acquisition or investment opportunities in which the Company had no business or strategic interest. Since 1995, Starwood Capital made four such investments.

      In July 2003, the Company waived the Starwood Capital Noncompete in connection with the acquisition of the Rennaisance Wailea Hotel in Hawaii by an affiliate of Starwood Capital. The Company has signed a letter of intent with the affiliate to manage this property after it is extensively repositioned and renovated. The Company is currently negotiating the management agreement. The Company’s Corporate Governance Committee, advised by separate independent legal and hospitality advisors, approved the waiver of the Starwood Capital Noncompete and the terms of the proposed management agreement as being at or better than market terms. In addition, the Company was provided the opportunity to make an equity investment in the transaction but declined to do so.

      In August 2003, the Company acquired from an affiliate of Starwood Capital, its beneficial ownership interest in 15 acres of land contiguous to the Westin Mission Hills Resort for a purchase price of $2.8 million. The Company’s Corporate Governance Committee approved the transaction, which was at a discount from the price determined by an independent third party appraiser engaged by the Corporate Governance Committee.

      Portfolio Investments. An affiliate of Starwood Capital holds an approximately 31% co-controlling interest in Troon Golf (“Troon”), a golf course management company that currently manages over 120 high-end golf courses. Mr. Sternlicht’s indirect interest in Troon held through such affiliate is approximately 12%. Troon is one of the largest third-party managers of golf courses in the United States. In January 2002, after extensive review of alternatives and with the unanimous approval of the Corporate Governance Committee, the Company entered into a Master Agreement with Troon covering the United States and Canada whereby the Company has agreed to have Troon manage all golf courses in the United States and Canada that are owned by the Company and to use reasonable efforts to have Troon manage golf courses at resorts that the Company manages and franchises. The Company believes that the terms of the Troon agreement are at or better than market terms. Mr. Sternlicht did not participate in the negotiations or the approval of the Troon Master Agreement. During 2003, Troon managed 18 golf courses at resorts owned or managed by the Company. The Company paid Troon a total of $948,000 for management fees and payments for other services in 2003 for nine golf courses at resorts owned or managed by the Company. During 2002 and 2001, the Company paid $813,000 and $432,000, respectively, for management fees and payments for other services for the eight and two golf courses at resorts owned or managed by the Company, respectively.

      An entity in which Mr. Sternlicht has a 38% interest owned the common area of the Sheraton Tamarron Resort, which the Company managed until December 2001. The Company had outstanding receivables of approximately $314,000 at December 31, 2003, which arose as a result of the termination of the Tamarron management agreement. These receivables were paid in full in January 2004. The Company believes that the terms of the Tamarron agreement were at or better than market terms.

      In addition, a subsidiary of Starwood Capital is a general partner of a limited partnership which owns approximately 45% in an entity that manages over 40 health clubs, including one health club and spa space in a hotel owned by the Company. The Company paid approximately $84,000 annually to the management company for such management services in 2003, 2002 and 2001. The Company believes that the terms of the management agreement were at or better than market terms. The management agreement terminated on September 30, 2003 and the management company has been managing the health club and spa on a month-to-month agreement. The Company and the management company have verbally agreed to continue this arrangement until the Company closes the health club and spa for conversion to a Bliss spa.

      Other Management-Related Investments. Mr. Sternlicht has a 38% indirect interest in an entity (the “Innisbrook Entity”) that owns the common area facilities and certain undeveloped land (but not the hotel) at the Innisbrook Resort. In May 1997, the Innisbrook Entity entered into a management agreement for the Innisbrook Resort with Westin, which was then a privately held company partly owned by Starwood Capital and Goldman, Sachs & Co. When the Company acquired Westin in January 1998, it acquired Westin’s rights and obligations under the management and other related agreements. Under these agreements, the hotel manager was obligated to loan up to $12.5 million to the owner in the event certain performance levels were not achieved. Management fees earned under these agreements were $512,000, $584,000 and $716,000 in 2003, 2002 and 2001, respectively. The operations of the Innisbrook Entity have not generated sufficient cash flow to service its outstanding debt and current obligations. The Innisbrook Entity, its primary lender and the Company are currently in discussions regarding the terms and timing of payments owed to the lender and the Company. The discussions relate to the payments of outstanding obligations of the Innisbrook Entity including approximately $11 million owed to the Company. Based on available information and the establishment of applicable reserves, the Company does not believe any resolution of this matter will have a material impact on the financial position, results of operation or cash flows of the Company. The Company believes that the outstanding issues will be settled during the first half of 2004. Any settlement of this matter would be subject to the approval of the Corporate Governance Committee.

      In July 2002, the Company acquired a 49% interest in the Westin Savannah Harbor Resort and Spa in connection with the restructuring of the indebtedness of that property. An unrelated party holds an additional 49% interest in the property. The remaining 2% is held by Troon. Troon invested in the project on a pari-passu basis and manages the golf course at the Westin Savannah. The unrelated third party negotiated the terms of the golf management agreement with Troon and approved the terms of its equity interest, and therefore, the Company believes the arrangements are on an arms-length basis.

      Aircraft Lease. In February 1998, the Company leased a Gulfstream III Aircraft (“GIII”) from Star Flight LLC, an affiliate of Starwood Capital. The term of the lease was one year and automatically renews for one-year terms until either party terminates the lease upon 90 days’ written notice. The rent for the aircraft, which was set at approximately 90% of fair market value at the time (based on two estimates from unrelated third parties), is (i) a monthly payment of 1.25% of the lessor’s total costs relating to the aircraft (approximately $123,000 at the beginning of the lease with this amount increasing as additional costs are incurred by the lessor), plus (ii) $300 for each hour that the aircraft is in use. Payments to Star Flight LLC were $1,865,000, $2,052,000 and $1,682,000 in 2003, 2002 and 2001, respectively. Starwood Capital has used the GIII as well as the Gulfstream IV Aircraft (“GIV”) operated by the Company. For use of the GIII, Star Flight LLC relieves the Company of lease payments for the days the plane is used and reimburses the Company for costs of operating the aircraft. Lease relief and reimbursed operating costs were approximately $52,000, $161,000 and $95,000 for fiscal 2003, 2002 and 2001, respectively. For use of the GIV, Starwood Capital pays a charter rate that the Company believes is no less favorable than that which the Company could receive from an unaffiliated third party.

Loans to Executive Officers

      The Company has on occasion made loans to employees, including executive officers, principally in connection with home purchases upon relocation. As of December 31, 2003, approximately $7 million in loans to approximately 25 employees was outstanding of which approximately $5 million were non-interest bearing home loans. Home loans are generally due five years from the date of issuance or upon termination of employment and are secured by a second mortgage on the employee’s home. Executive officers receiving home loans in connection with relocation were Robert F. Cotter, President and Chief Operating Officer, in June 2001 (original balance of $600,000), David K. Norton, Executive Vice President of Human Resources, in July 2000 (original balance of $500,000), Theodore W. Darnall, President, Real Estate Group, in 1996 and 1998 (original balance of $750,000 ($150,000 bridge loan in 1996 and $600,000 home loan in 1998), of which $600,000 was repaid in August 2003) and Steven M. Hankin, Chief Marketing Officer and President, Starwood Technology and Revenue Systems in 2000 (original balance of $300,000 which was repaid January 2004). As a result of the acquisition of ITT Corporation in 1998, restricted stock awarded to Messrs. Sternlicht and Darnall in 1996 vested at a price for tax purposes of $53 per Share. This amount was taxable at ordinary income rates. By late 1998, the value of the stock had fallen below the amount of income tax owed. In order to avoid a situation in which the executives could be required to sell all of the Shares acquired by them to cover income taxes, in April 1999 the Company made interest-bearing loans at 5.67% to Messrs. Sternlicht and Darnall of approximately $1,222,000 and $416,000 respectively, to cover the taxes payable. Accrued interest on these loans at December 31, 2003 is approximately $327,000 and $111,000, respectively. The notes and all associated accumulated interest become due on their tenth anniversary.

Relationships with Other Third Parties

      Richard Cotter held various positions with the Company from July 1998 through September 2003. Mr. Cotter’s salary and bonus were $354,885 for 2001, $345,404 for 2002, and $234,682 for 2003. Mr. Cotter was granted 10,823 and 28,000 options to purchase Company shares in 2001 and 2002, respectively, and was awarded 3,487 shares of restricted stock in 2001. In connection with his employment as general manager of the St. Regis and other positions, Mr. Cotter was provided with the use of a Company-owned apartment in New York City from September 1998 through August 2003, which the Company believes has a rental value of $10,000 per month. Richard Cotter is the brother of Robert Cotter, who is the President and Chief Operating Officer of the Company.

      An entity in which Mr. Sternlicht has an indirect ownership interest held 259 limited partnership units in Westin Hotels Limited Partnership (the owner of the Westin Michigan Avenue Hotel). The units were acquired in 1995 and 1996. The entity tendered all of its units to the Company in connection with the Company’s tender offer. The Company purchased all shares tendered to it and the entity will receive approximately $190,000 for its units.

      In 2003, Starwood retained the law firm Piper Rudnick, of which Senator George J. Mitchell, a Director of the Corporation and Trustee of the Trust, is a partner. During 2003, the Company paid fees to Piper Rudnick in the amount of $651,719. The Company expects that this firm will continue to provide services to the Company in 2004.

OTHER MATTERS

      The Board is not aware of any matters not referred to in this proxy statement that will be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the Company Shares represented thereby in accordance with their discretion.

SOLICITATION COSTS

      We will pay the cost of soliciting proxies for the Annual Meeting, including the cost of mailing. The solicitation is being made by mail and may also be made by telephone or in person using the services of a number of regular employees of the Company at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy materials to beneficial owners of Company Shares. We have engaged D.F. King & Co., Inc. to solicit proxies and to assist with the distribution of proxy materials for a fee of $13,000 plus reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      If you want to make a proposal or nominate a director for consideration at next year’s Annual Meeting and have it included in our proxy materials, we must receive your proposal by December 6, 2004, and the proposal must comply with the rules of the SEC.

      If you want to make a proposal or nominate a director for consideration at next year’s Annual Meeting without having the proposal included in our proxy materials, you must comply with the current advance notice provisions and other requirements set forth in the Company’s By-laws, including that we must receive your proposal on or after January 30, 2005 and on or prior to February 24, 2005, with certain exceptions if the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2004 Annual Meeting.

      If we do not receive your proposal or nomination by the appropriate deadline, then it may not be brought before the 2005 Annual Meeting.

      The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

      You should address your proposals or nominations to the Corporate Secretary, Starwood Hotels & Resorts Worldwide, Inc., 1111 Westchester Avenue, White Plains, New York 10604.

By Order of the Board of Directors
STARWOOD HOTELS & RESORTS
WORLDWIDE, INC.

Kenneth S. Siegel
Corporate Secretary

April 8, 2004

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

2004 LONG-TERM INCENTIVE COMPENSATION PLAN

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

2004 LONG-TERM INCENTIVE COMPENSATION PLAN

ARTICLE 1 — GENERAL PROVISIONS

      1.1     Establishment of Plan. Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan” (the “Plan”), as set forth in this document.

      1.2     Purpose of Plan. The objectives of the Plan are to (i) attract and retain employees, directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees’ and other Eligible Participants with those of the Company’s stockholders.

      1.3     Types of Awards. Awards under the Plan may be made to Eligible Participants who are Employees in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Restricted Stock Units, (vi) Performance Shares, (vii) Performance Unit or any combination of these. Awards under the Plan may be made to Eligible Participants who are Directors in the form of (i) Nonqualified Stock Options, (ii) Stock Awards or any combination of these.

      1.4     Effective Date. The Plan shall be effective upon approval by the Company’s stockholders (the “Effective Date”).

ARTICLE 2 — DEFINITIONS

      Except where the context otherwise indicates, the following definitions apply:

      2.1     “Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

      2.2     “Agreement” means the written agreement evidencing an Award granted to the Participant under the Plan.

      2.3     “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Award, Performance Share, Performance Unit or combination of these.

      2.4     “Board” means the Board of Directors of the Company.

      2.5     “Cause” means, unless provided otherwise in the Agreement: any conduct amounting to fraud, dishonesty, willful misconduct, negligence, significant activities materially harmful to the reputation of the Company or an Employer, insubordination or conviction of a felony or a crime involving moral turpitude, all as determined in the exercise of good faith by the Board of Directors of the Company.

      Without limiting the foregoing, the following shall constitute Cause: (i) Participant’s breach of this Plan or any agreement between Participant and the Employer, (ii) negligence in Participant’s attention to the business or affairs of the Employer or intentionally failing to perform a reasonably requested directive or assignment or failure to perform his duties with the Employer substantially in accordance with the Employer’s operating and personnel policies and procedures generally applicable to all of its employees, (iii) the misappropriation (or attempted misappropriation) of any of the Employer’s funds or property. “Cause” under (i), (ii) and (iii) above shall be determined by the Committee. Notwithstanding the foregoing, if the

Participant has entered into an employment agreement with the Employer that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the Participant for purposes of this Plan.

      2.6     “Change in Control” means:

(a) Any Person is or becomes the beneficial owner within the meaning of Rule 13d-3 promulgated under the Act (but without regard to any time period specified in Rule 13d-3(d)(1)(i)), of 33 1/3 percent or more of either (i) then outstanding Shares, including for this purpose shares issuable in respect of Partnership Units of SLT Realty Limited Partnership and SLC Operating Limited Partnership (the “Outstanding Shares”) or (ii) the combined voting power of then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, (1) any acquisition by the Company or (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other then the Board shall not be deemed a member of the Incumbent Board;

(c) Consummation by the Company of a reorganization, merger, or consolidation or sale of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Shares and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3 percent of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Shares and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, the corporation resulting from such Corporate Transaction, and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly 33 1/3 percent or more of the Outstanding Shares or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33 1/3 percent or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

This Section 2.6 is written in light of the fact that each share of common stock of the Company is currently attached to and trades together with one Class B share of beneficial interest in Starwood Hotels & Resorts. In the event these shares no longer trade together as a unit, it is intended that the following interpretation shall be adopted in applying this Section — whether a Change in Control has occurred during the period after such shares cease to trade together as a unit shall be determined without taking into consideration any Class B shares of beneficial interest in Starwood Hotels & Resorts or any composition of the Board of Trustees of Starwood Hotels & Resorts.

      2.7     “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

      2.8     “Committee” means the Compensation and Option Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article 3. If Shares are traded on the New York Stock Exchange (“NYSE”), all of the members of the Compensation Committee shall be independent directors within the meaning of the NYSE’s Corporate Governance Standards. If any member of the Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Act, and (ii) an “outside director” within the meaning of Code Section 162(m), a subcommittee of the Committee shall be appointed to grant Awards to Named Executive Officers and to officers who are subject to Section 16 of the Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

      2.9     “Company” means Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation, and its successors and assigns.

      2.10     “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company or any Employer shall not be considered a Director, but instead shall be considered an employee for purposes of the Plan.

      2.11     “Disability” means, with respect to any Incentive Stock Option, disability as determined under Code Section 22(e)(3), and with respect to any other Award, (i) with respect to a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any), a disability as determined under procedures established by the Committee or in any Award.

      2.12     “Effective Date” shall have the meaning ascribed to such term in Section 1.4 hereof.

      2.13     “Eligible Participant” means an employee of the Employer (including an officer) as well as any other natural person, including a Director and a consultant or advisor who provides bona fide services to the Employer not in connection with the offer or sale of securities in a capital-raising transaction, subject to limitations as may be provided by the Code, the Act or the Committee, as shall be determined by the Committee.

      2.14     “Employer” means the Company and any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Code Sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of “Employer.”

      2.15     “Fair Market Value” means the fair market value of a Share, as determined in good faith by the Committee; provided, however, that

(a) if the Shares are traded on a national or regional securities exchange or on The NASDAQ National Market System (“NASDAQ”) on a given date, Fair Market Value on such date shall be the average of the high and low sales price for a Share on the securities exchange on such date (or, if no sales of Shares were made on such exchange on such date, on the next preceding day on which sales were made on such exchange), all as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

(b) if the Shares are not listed on any securities exchange or traded on NASDAQ, but nevertheless are publicly traded and reported on NASDAQ without sale prices for the Shares being customarily quoted, Fair Market Value on such date shall be the average of the closing bid and asked quotations in such over-the-counter market as reported by NASDAQ (or, if there are no bid and asked quotations in the over-the-counter market as reported by NASDAQ on such date, on the next preceding day on which such bid and asked prices were quoted.

For purposes of subsection (a) above, if Shares are traded on more than one securities exchange then the following exchange shall be referenced to determine Fair Market Value: (i) the NYSE, or (ii) if shares are not traded on the NYSE, the NASDAQ, or (iii) if shares are not traded on the NYSE or NASDAQ, the largest regional exchange on which Shares are traded.

      2.16     “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is intended to meet the requirements of Section 422 of the Code.

      2.17     “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.

      2.18     “Named Executive Officer” means a Participant who, as of the date an Award could be deductible by the Employer, is one of the group of “covered employees” as defined in the regulations promulgated or other guidance under Code Section 162(m).

      2.19     “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is not intended to meet the requirements of Section 422 of the Code.

      2.20     “Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

      2.21     “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

      2.22     “Participant” means an Eligible Participant to whom an Award has been granted.

      2.23     “Payment Date” shall have the meaning set forth in Section 5.6 of the Plan.

      2.24     “Performance Share” means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code section 162(m) in the case of a Named Executive Officer, unless the Committee determines not to comply with Code section 162(m).

      2.25     “Performance Unit” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code section 162(m) in the case of a Named Executive Officer, unless the Committee determines not to comply with Code section 162(m).

      2.26     “Plan” means the Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan, as amended from time to time.

      2.27     “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

      2.28     “Restricted Stock Unit” means an Award under Article 7 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash dividend equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate,

      2.29     “Restriction Period” means the period commencing on the date an Award of Restricted Stock or Restricted Stock Units is granted and ending on such date as the Committee shall determine.

      2.30     “Retirement” means termination of employment other than for Cause after a Participant has reached the age of 55 years and has completed at least five years of service (full-time or full-time equivalent), provided that the sum of the age of Participant plus the number of years of service (full-time or full-time equivalent) is equal to at least 65.

      2.31     “Share” means one share of common stock, par value $.01 per share, of the Company, and one Class B share of beneficial interest, par value $.01 per share, of Starwood Hotels & Resorts, a Maryland real estate investment trust, as such interests are currently attached and trading together, and as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

      2.32     “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.

      2.33     “Stock Award” means as Award of Shares granted to a Director in payment of compensation pursuant to Section 10.2 of the Plan.

ARTICLE 3 — ADMINISTRATION

      3.1     General. This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. Members of the Committee shall be appointed originally, and as vacancies occur, by the Board, to serve at the pleasure of the Board.

      3.2     Authority of the Committee.

      (a)     The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, Stock Awards, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

      (b)     The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

      (c)     In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

      (d)     All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its stockholders, Participants, Eligible Participants and their estates, beneficiaries and successors.

      3.3     Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where an Eligible Participant is located or to meet the goals and objectives of the Plan; establish one or more sub-plans for these purposes; and establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which are subject to variation in a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan for each Employer in such non-U.S. jurisdiction.

      3.4     Delegation of Authority. Except with respect to Named Executive Officers and Insiders, the Committee may, at any time and from time to time, delegate to one or more persons any or all of its authority and discretion under Section 3.2 and 3.3, to the full extent permitted by law and the rules of any exchange on which Shares are traded.

      3.5     Award Agreements. Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement.

      3.6     Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

ARTICLE 4 — SHARES SUBJECT TO THE PLAN

      4.1     Number of Shares. Subject to adjustment as provided in Section 4.3 and the Awards available under the next sentence, the aggregate number of Shares which are available for issuance pursuant to Awards under the Plan is fifty-two million (52,000,000) Shares (the “General Award Pool”). In addition to the General Award Pool, one hundred fifty thousand (150,000) Shares shall be available for Stock Awards that are issued in lieu of cash, at a Director’s election, in payment of a portion of the annual Directors’ fees pursuant to Section 10.2 of the Plan (the “Directors’ Fee Pool”). Such Shares shall be made available from Shares currently authorized but unissued or Shares currently held (or subsequently acquired) by the Company as treasury shares, including Shares purchased in the open market or in private transactions. Upon approval of this Plan by the stockholders of the Company, no further grants may be made under the Company’s 2002 Long-Term Incentive Compensation Plan, as amended (the “2002 Plan”), but Shares available under the 2002 Plan that have not been used for awards under the 2002 Plan may be used for Awards hereunder, but only in the form of Options, and such Shares shall not be charged against the Award Pools.

      The following rules shall apply for purposes of determining the number of Shares available for grant under the Plan:

(a) Each Option awarded (including Purchased Options described in Section 5.9) shall be counted as one Share subject to an Award and deducted from the General Award Pool.

(b) Each share of Restricted Stock or Restricted Stock Unit and each share of a Stock Award, excluding Stock Awards issued from the Directors’ Fee Pool pursuant to subsection (d) below, shall be counted as 2.8 Shares subject to an Award and deducted from the General Award Pool. Notwithstanding the preceding sentence, to the extent a Participant receives Restricted Stock in lieu of all or part of a cash bonus, pursuant to Section 7.2(b), the deduction from the General Award Pool shall be reduced by a percentage that equals the percentage of the Award’s value at grant that is paid for by the Participant (but only to the extent the receipt of Restricted Stock is at the Participant’s election).

(c) Each share of a Stock Award issued from the Directors’ Fee Pool shall count as one Share and shall not be charged against the General Award Pool, provided that if there are no longer Shares available under the Directors’ Fee Pool, such awards may be counted under subsection (b) above and deducted from the General Award Pool.

(d) Each Performance awarded that may be settled in Shares shall be counted as 2.8 Shares subject to an Award and deducted from the General Award Pool. Each Performance Unit awarded that may be settled in Shares shall be counted as a number of Shares subject to an Award, with the number determined by dividing the value of the Performance Unit at grant by the Fair Market Value of a Share at Grant and then multiplying the result by 2.8. Performance Shares and Units that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a reduction in any Award Pool.

(e) Each Stock Appreciation Right that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the General Award Pool. Stock Appreciation Rights that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a reduction in any Award Pool. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a reduction in any Award Pool.

(f) If, for any reason, any Shares awarded or subject to purchase under the Plan (or the 2002 Plan or any prior plan of the Company or any predecessor or affiliate (each a “Prior Plan”)) are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Restricted Stock Unit or the termination, expiration or cancellation of an Option, Stock Appreciation Right, Performance Share or Performance Unit, such Shares (“Returned Shares”) shall again be available for issuance pursuant to an Award under the Plan and shall be added to the Pool under which they were originally granted, or if granted under a Prior Plan, shall be added to the General Award Pool, provided that any addition to the General Award Pool shall be adjusted by whatever factor or factors were applied to determine the charge against the General Award Pool (or would apply if such an award were newly made under this Plan in the case of an award granted under a Prior Plan). If the Option Price, purchase price and/or withholding obligation under an Award is satisfied by the Company retaining Shares or Shares tendered by the Participant (either by actual delivery or attestation), only the number of Shares issued net of the Shares so retained or tendered shall be deemed delivered for purposes of determining reduction in the applicable Award Pool, if the related Award was originally granted under this Plan. If the related Award was originally granted under a Prior Plan, the Shares so retained or tendered shall be added to the General Award Pool.

(g) In addition, the Company can replenish the number of Shares available under the General Award Pool through repurchases of its existing Shares, but only to the extent that the cost of the repurchases are offset by: (i) the cash proceeds received by the Company upon the exercise or purchase of any Award granted under the Plan or any award granted under a Prior Plan; and (ii) the tax savings available to the Company in connection with such an Award or award becoming taxable to a Participant (provided that the repurchase and the exercise or taxability occurs after the Effective Date).

      4.2     Individual Limits. Except to the extent the Committee determines that an Award to a Named Executive Officer shall not comply with the performance-based compensation provisions of Code Section 162(m), the following rules shall apply to Awards under the Plan:

(a) Options and SARs. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted pursuant to Awards in any one fiscal year to any one Participant shall be five million (5,000,000).

(b) Restricted Stock, Restricted Stock Units and Performance Awards. The maximum number of Shares of Restricted Stock and Restricted Stock Units that may be granted pursuant to Awards in any one fiscal year to any one Participant shall be five hundred thousand (500,000) Shares and Units. The maximum grant of Performance Shares and Performance Units (valued as of the grant date) that may be granted in any one fiscal year to any one Participant shall equal the value of two million (2,000,000) Shares.

      4.3     Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or an unpairing of the shares of common stock of the Company from the Class B shares of beneficial interest of Starwood Hotels & Resorts; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (including unpaired shares replacing paired Shares); or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

(a) the Award Pools of Shares that may be awarded as set forth in Section 4.1;

(b) the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in Section 4.2;

(c) the number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

(d) the Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

(e) the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Code Section 422.

ARTICLE 5 — STOCK OPTIONS

      5.1     Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an Employee may be granted ISOs.

      5.2     Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

      5.3     Option Price. The Option Price for each grant of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

      5.4     Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the eighth (8th) anniversary of its grant date.

      5.5     Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Company or upon the occurrence of other events as specified in the Agreement. In addition, the Committee may provide in the Agreement for the deferral of option gains related to an exercise.

      5.6     Payment. Options shall be exercised by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may apply from time to time. Full payment of the Option Price (less any amount previously received by the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Price shall be payable to the Company, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) and (c). The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. “Payment Date” shall mean the date on which a sale transaction in connection with a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise. No certificate representing a Share shall be delivered until the full Option Price has been paid.

      5.7     Nontransferability of Options.

      (a)     Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

      (b)     Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement consistent with securities and other applicable laws, rules and regulations, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant.

      5.8     Reload Options. Without in any way limiting the authority of the Committee to grant Awards hereunder, the Committee shall have the authority to grant additional Options (“Reload Options”) for a number of Shares equal to the number of Shares surrendered by the Participant upon exercise of the original Option as provided in this Section 5.8. Any such Reload Option shall be subject to such other terms and conditions as the Committee may determine. Notwithstanding the above, (i) the Committee shall have the right, in its sole discretion, to withdraw a Reload Option to the extent that the grant thereof will result in any adverse accounting consequences to the Company and (ii) no additional Reload Options shall be granted upon the exercise of a Reload Option.

      5.9     Purchased Options. Without in any way limiting the authority of the Committee to grant Awards hereunder, the Committee shall have the authority to grant Options to Participants in exchange for a stated purchase price for such Option (which may be payable by the Participant directly or, at the election of the Participant, may be offset from bonus or other amounts owed to the Participant by the Company). Any amount paid by a Participant to acquire an Option shall be considered a prepayment of the Exercise Price and shall reduce the amount needed to satisfy payment of the Exercise Price upon exercise of the Option.

      5.10     Special Rules for ISOs. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000). Solely for purposes of determining the limit on ISOs that may be granted under the Plan, the provisions of Section 4.1 that replenish or forego a charge against the General Award Pool shall only be applied to the extent permitted by Code Section 422 and regulations promulgated thereunder.

ARTICLE 6 — STOCK APPRECIATION RIGHTS

      6.1     Grant of SARs. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered.

      6.2     Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of Stock Appreciation Rights related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

      6.3     Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of an SAR will be in the form of all cash, all Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

      6.4     Exercise of SARs. The exercise price for each grant of an SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. Upon exercise of an SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.

ARTICLE 7 — RESTRICTED STOCK AND RESTRICTED STOCK UNITS

      7.1     Grant of Restricted Stock/ Unit. Restricted Stock Awards and Restricted Stock Unit Awards may be made to Eligible Participants as a reward for past service or as an incentive for the performance of future services that will contribute materially to the successful operation of the Employer. Awards of Restricted Stock/ Units may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock, deferred grants of Restricted Stock or Restricted Stock Units.

      7.2     Restricted Stock/ Unit Agreement.

      (a)     In General. The Restricted Stock/ Unit Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock/ Unit, which may be more than, equal to, or less than Fair Market Value of a Share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock/ Unit such as continued service or achievement of performance goals; the length of the Restriction Period and whether any circumstances, such as death, Disability, or a Change in Control, will shorten or terminate the Restriction Period; and rights of the Participant during the Restriction Period to vote and receive dividends in the case of Restricted Stock, or to receive dividend equivalents in the case of Restricted Stock Units that accrue dividend equivalents. Subject to subsection (b) below and to shortening the length of the Restriction Period upon the occurrence of certain circumstances, such as death, Disability, or a Change in Control, or upon the achievement of performance goals, all grants of Restricted Stock/Units shall have a Restriction Period of at least three (3) years.

      (b)     Awards in Lieu of Cash Bonus. The minimum Restriction Period of subsection (a) shall not apply to Restricted Stock/ Unit Awards issued in lieu of all or part of a cash bonus payment otherwise payable to the Participant, whether or not such Award is mandatory or at the election of the Participant. Restricted Stock/ Unit Awards issued in lieu of cash bonus amounts shall be subject to a restriction period of not more than two (2) years, with rights to fifty percent (50%) of the Award after one (1) year, and the Award value shall equal not more than one hundred thirty-three and one-third percent (133 1/3%) of the amount of the Participant’s cash bonus that is replaced.

      (c)     Execution of Agreements. Notwithstanding Section 3.5 of the Plan, a Restricted Stock/ Unit Award must be accepted within a period of sixty (60) days, or such other period as the Committee may specify, by executing a Restricted Stock/ Unit Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock/ Unit Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock/ Unit Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

      7.3     Nontransferability. Except as otherwise provided in this Article 7, no shares of Restricted Stock or Restricted Stock Units received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period or, in the case of Restricted Stock Units, either during or after the Restriction Period (other than by will or by the laws of descent and distribution).

      7.4     Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

      7.5     Dividends and Other Distributions. Except as provided in this Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a stockholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held pending and subject to the vesting of the applicable Shares. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units to the extent provided in the Agreement relating to the Award. The Committee may require that such dividend equivalents shall be subject to the same restrictions on vesting and payment as the underlying Award. In addition, with respect to Named Executive Officers, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for the performance-based compensation exception under Code Section 162(m).

ARTICLE 8 — PERFORMANCE SHARES AND UNITS

      8.1     Grant of Performance Shares/ Units. Performance Shares, Performance Units or both may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

      8.2     Value of Performance Shares/ Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.”

      8.3     Earning of Performance Shares/ Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/ Units shall be entitled to receive a payout of the number and value of Performance Shares/ Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

      8.4     Form and Timing of Payment of Performance Shares/ Units. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares/ Units in the form of cash or in Shares (or in a combination thereof) which has an aggregate Fair Market Value equal to the value of the earned Performance Shares/ Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

      Except as otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to receive any dividends declared with respect to Shares earned in connection with earned grants of Performance Shares/ Units, that are being settled in Shares and that have not yet been distributed to the Participant (such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Restricted Stock Units, as set forth in Section 7.5 herein). In addition, unless otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to such Shares.

      8.5     Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares/ Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

ARTICLE 9 — PERFORMANCE MEASURES

      Until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Named Executive Officers’ Awards that are intended to qualify under the performance-based compensation provisions of Code Section 162(m), the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total stockholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, inventory turnover ratio, stock price, cost, and/or unit cost. The Committee can establish other performance measures for Performance Awards granted to Eligible Participants that are not Named Executive Officers.

      The Committee shall be authorized to make adjustments in performance-based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. In the case of Awards to Named Executive Officers that are intended to qualify under the performance-based compensation provisions of Code Section 162(m), such adjustments shall be made in accordance with guidelines established by the Committee at the time the performance-based Award is granted (or within such period thereafter as may be permissible under Code Section 162(m)). The Committee shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

      If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), the Committee may make such grants without satisfying the requirements of Code Section 162(m).

ARTICLE 10 — AWARDS TO DIRECTORS

      10.1     Stock Options. On each date that the Company makes its regular, annual grant of Options to employees (the “Annual Grant Date”), each Director shall be granted an NQSO to purchase 4,500 Shares at an Option Price equal to one hundred percent (100%) of the Fair Market Value of a Share on such grant date; provided, however, that each individual who is first elected to serve as a Director on a date after an Annual Grant Date and prior to the next Annual Grant Date (the “Prorated Option Grant Date”) shall be granted an NQSO to purchase a prorated number of Shares at an Option Price equal to one hundred percent (100%) of the Fair Market Value of a Share on such Prorated Option Grant Date, prorated as follows: if the Prorated Option Grant Date is less than 3 months after the Annual Grant Date, the number of Shares subject to the Option shall be 4,500 Shares; if the Prorated Option Grant Date is at least 3 months but less than 6 months after the Annual Grant Date, the number of Shares subject to the Option shall be 3,375 Shares; if the Prorated Option Grant Date is at least 6 months but less than 9 months after the Annual Grant Date, the number of Shares subject to the Option shall be 2,250 Shares; and if the Prorated Option Grant Date is at least 9 months but less than 12 months after the Annual Grant Date, the number of Shares subject to the Option shall be 1,125 Shares.

      Each Option granted under this Article 10 shall be fully exercisable on and after its date of grant, shall expire eight (8) years after its date of grant (notwithstanding termination of service as a Director for any reason prior to such eight-year anniversary date) and may be exercised in whole or in part in accordance with Sections 5.5 and 5.6. If a Director dies while an Option is outstanding, such Option may be exercised by the Director’s beneficiary until and including the expiration date of the term of such Option.

      10.2     Stock Awards. In place of cash compensation, on the last day of March, June, September and December of each calendar year, each Director shall be awarded, on a current basis or at the prior election of the Director on a deferred basis, a number of Shares (rounded to the nearest whole Share) equal to one-quarter of $50,000 divided by the Fair Market Value of a Share on the immediately preceding December 31; provided that such $50,000 shall be reduced, but not below $25,000, to the extent a Director elects (prior to such immediately preceding December 31, or with respect to any person who became a Director subsequent to such date, within 30 days of becoming a Director) to receive cash in lieu of Shares under this Section 10.2 (a “Cash Election”). The Shares awarded pursuant to this Section 10.2 shall not be Restricted Stock. On or before each December 31 (or in the case of a person who first becomes a Director subsequent to December 31, within 30 days of becoming a Director), a Director may, by written notice to the Company, elect to defer the Company transfer to the Director (a “Deferral Election”) of any or all of the Shares to be granted to the Director under this Section 10.2 (or cash to the extent of his or her Cash Election) which would otherwise be thereafter payable to him or her in the manner prescribed by the Company for such deferrals.

ARTICLE 11 — BENEFICIARY DESIGNATION

      To the extent permitted by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12 — DEFERRALS

      The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, and the Committee may provide for such arrangements, including conversion to another form of Award that is available under the Plan and has equivalent value, as it deems necessary in order to permit the deferral of taxes in connection with such deferral by the Participant.

ARTICLE 13 — WITHHOLDING

      13.1     Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

      13.2     Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 14 — AMENDMENT AND TERMINATION

      14.1     Amendment of Plan. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. The Company will obtain the approval of the stockholders before amending the Plan to the extent required by Code Section 162(m) or 422 and/or the rules of the exchange upon which the Shares are traded or other applicable law.

      14.2     Amendment of Award Agreement. The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Section 14.4, if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Notwithstanding the above provision, the Committee shall not have the authority to decrease the Option Price of any outstanding Option or the exercise price for any SAR, except in accordance with Section 4.3 or unless such an amendment is approved by the stockholders of the Company.

      14.3     Termination of Plan. No Awards shall be granted under the Plan after May 7, 2014, but Awards theretofore granted may extend beyond that date.

      14.4     Cancellation of Awards. The Committee may provide in the Award Agreement that if a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Share or Performance Unit payout, receives or vests in Shares under an Award or vests in or receives a payout under a Restricted Stock Unit at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

      For purposes of this Section, “Detrimental Activity” means any of the following, as determined by the Committee in good faith: (i) the violation of any agreement between the Company and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in Section 2.5 above), whether or not the Participant’s employment is terminated for Cause; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company which is disparaging or which in any way reflects negatively upon the Company; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company; or (v) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she is in full compliance with the terms and conditions of the Plan; provided, that the Committee may provide in the Agreement that only certain of the restrictions provided above apply for purposes of the Award Agreement.

      14.5     Assumption or Cancellation of Awards. In the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that stockholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable, each Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate), unless such successor corporation does not agree to assume the Award or to substitute an equivalent award, in which case the Committee may, in lieu of such assumption or substitution, provide for the Participant to have the right to exercise the Option or other Award as to all Shares, including Shares as to which the Option or other Award would not otherwise be exercisable (or with respect to Restricted Stock or Restricted Stock Units, provide that all restrictions shall lapse). If the Committee makes an Option or other Award fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets or stock or other corporate transaction, the Committee shall notify the Participant that, subject to rescission if the merger, sale of assets or stock or other corporate transaction is not successfully completed within a certain period, the Option or other Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice (or such other period as provided by the Committee), and, to the extent not exercised, the Option or other Award will terminate upon the expiration of such period.

ARTICLE 15 — MISCELLANEOUS PROVISIONS

      15.1     Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

      Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

      15.2     Rights of a Stockholder. Except as otherwise provided in Article 7 of the Plan and in the Restricted Stock Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, Stock Appreciation Right, Stock Award, Restricted Stock Unit or Performance Share shall have any right as a stockholder with respect to any Shares covered by such Award prior to the date of issuance to him or her of a certificate or certificates for such Shares.

      15.3     No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a Director thereof, or interfere in any way with the right of the Employer to terminate his or her employment or other service relationship at any time. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

      15.4     Compliance with Laws. At all times when the Committee determines that compliance with Code Section 162(m) is required or desirable, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 14, make any adjustments it deems appropriate.

      The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

      15.5     Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns.

      15.6     Tax Elections. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code Section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Code Section 83(b).

      15.7     Legal Construction.

      (a)     Severability. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

      (b)     Gender and Number. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

      (c)     Governing Law. To the extent not preempted by federal law, the Plan and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.

      IN WITNESS WHEREOF, this Plan is executed this                day of May, 2004.

STARWOOD HOTELS &
RESORTS WORLDWIDE, INC.

ATTEST:	By: Authorized Officer

Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

May 7, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2004.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡	Eric Hippeau
		¡	Daniel Yih
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Kneeland Youngblood		3.	Approval of the 2004 Long-Term Incentive Compensation Plan.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)				4.	Approval of an amendment to the Company's Charter to declassify the Board of Directors and provide for the annual election of Directors	☐	☐	☐

						To vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement of the meeting in the discretion of the proxy holder.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
W Chicago - City Center
172 West Adams Street
Chicago, Illinois 60603-3604

Proxy for the Annual Meeting to be on May 7, 2004
This Proxy is Solicited by the Board of Directors

     I acknowledge receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Starwood Hotels & Resorts Worldwide, Inc., each dated April 8, 2004. I appoint Barry S. Sternlicht and Kenneth S. Siegel and each of them, proxies and attorney's-in-fact, with full power of substitution, to represent me at Starwood's Annual Meeting of Stockholders, to be held on May 7, 2004, at 10:00 a.m. local time, and at any postponed and re-convened meetings, and to vote all my shares of Starwood stock as I direct on the reverse side of this card. I revoke any proxy previously given by me with respect to such meeting.

     If no direction is indicated, the proxyholders will vote the shares represented by this proxy "FOR" Proposals 1, 2, 3 and 4, and in the discretion of the proxyholders on any other matter that may properly come before the meeting.

     We encourage you to voice your preference by marking the appropriate boxes on the other side. If you wish to vote in accordance with the directors' recommendations, you may just sign and date on the other side.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

May 7, 2004

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR –

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

â Please detach along perforated line and mail in the envelope provided.If you are not voting via telephone or the Internet. â

THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2004.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡	Eric Hippeau
		¡	Daniel Yih
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Kneeland Youngblood		3.	Approval of the 2004 Long-Term Incentive Compensation Plan.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)				4.	Approval of an amendment to the Company's Charter to declassify the Board of Directors and provide for the annual election of Directors	☐	☐	☐

						To vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement of the meeting in the discretion of the proxy holder.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.